ARROW ELECTRONICS STOCK OWNERSHIP PLAN

(as amended and restated February 15, 2002)

INTRODUCTION *

ARTICLE I Definitions *

1.1 Account *
1.2 Administrator *
1.3 Affiliate *
1.4 Beneficiary *
1.5 Board of Directors *
1.6 Category of Common Stock *
1.7 Common Stock *
1.8 Company *
1.9 Compensation *
1.10 Disability *
1.11 Effective Date *
1.12 Employee *
1.13 Employer *
1.14 Entry Date *
1.15 Exempt Loan *
1.16 Fund *
1.17 General Account *
1.18 Highly Compensated Employee *
1.19 Hour of Service *
1.20 Member *
1.21 Normal Retirement Date *
1.22 One-Year Break in Service. *
1.23 PAYSOP Account *
1.24 Plan *
1.25 Suspense Account *
1.26 Termination of Employment *
1.27 Trust Agreement *
1.28 Trustee *
1.29 Vested Percentage *
1.30 Year *
1.31 Year of Employment *
1.32 Year of Service *

ARTICLE II Membership *

2.1 In General *
2.2 Service with Affiliates *
2.3 Transfers. *
2.4 Reemployment *

ARTICLE III Contributions *

3.1 Source of Contributions *
3.2 Amount of Contributions *
3.3 Maximum Limitation *
3.4 Contributions Conditional *

ARTICLE IV Accounts *

4.1 Accounts *
4.2 Eligibility to Share in Contributions and Forfeitures *
4.3 Allocation of Contributions and Forfeitures *
4.4 Crediting the Earnings and Other Amounts Received in Respect of Common Stock *
4.5 Reallocation of Common Stock *
4.6 Common Stock Withdrawn from the Suspense Account *
4.7 Maximum Limitation *
4.8 Administration of Accounts *
4.9 Voting of Common Stock. *
4.10 Vesting. *
4.11 Diversification of Investments. *
4.12 Military Service *

ARTICLE V Retirement Benefits *

5.1 Payment of Retirement Benefits *

ARTICLE VI Termination of Employment *

6.1 Benefits upon Termination of Employment. *
6.2 Payment of Benefits upon Termination of Employment. *
6.3 Forfeitures *
6.4 Reemployment *
6.5 Irrevocable Forfeitures *

ARTICLE VII Withdrawal upon Full Vesting *

7.1 Withdrawal Rights *
7.2 Distribution *
7.3 Direct Transfer to Arrow Savings Plan *

ARTICLE VIII Death Benefits *

8.1 Death Benefits *
8.2 Designation of a Beneficiary. *
8.3 Proof of Death *
8.4 Designation of Method of Distribution *
8.5 Undistributed Balance of Terminated Member *
8.6 Discharge of Liability *

ARTICLE IX Distribution of Benefits *

9.1 Form of Distribution of Benefits *
9.2 Put Options *
9.3 Time of Commencement of Benefits. *
9.4 Special Rule for Exempt Loan *
9.5 Qualified Domestic Relations Orders. *
9.6 Direct Rollover of Eligible Rollover Distributions *

ARTICLE X Administration of the Plan *

10.1 Named Fiduciary *
10.2 The Administrator. *
10.3 Notification of Members *
10.4 Advisers *
10.5 Service in Multiple Capacities *
10.6 Limitation of Liability; Indemnity. *
10.7 Reliance on Information *
10.8 Funding Policy *
10.9 Proper Proof *
10.10 Genuineness of Documents *

ARTICLE XI The Trust Agreement *

11.1 The Trust Agreement *
11.2 Rights of the Company *
11.3 Duties and Responsibilities of the Trustee *
11.4 Leveraged Purchases *

ARTICLE XII Amendment *

12.1 Right of the Company to Amend the Plan *
12.2 Plan Merger *

ARTICLE XIII Discontinuance of Contributions and Termination of the Plan *

13.1 Right to Terminate the Plan or Discontinue Contributions *
13.2 Manner of Termination *
13.3 Effect of Termination *
13.4 Distribution of the Fund *

ARTICLE XIV Miscellaneous Provisions *

14.1 Plan Not a Contract of Employment *
14.2 Source of Benefits *
14.3 Spendthrift Clause *
14.4 Merger *
14.5 Valuation of Common Stock *
14.6 Claims Procedure *
14.7 Inability to Locate Distributee *
14.8 Payment to a Minor or Incompetent *
14.9 Doubt as to Right to Payment *
14.10 Estoppel of Members and Beneficiaries *
14.11 Controlling Law *
14.12 Separability *
14.13 Captions *
14.14 Usage *
14.15 Family Aggregation Rules Repealed *

ARTICLE XV Exempt Loans *

15.1 Application of Article *
15.2 Use of Proceeds *
15.3 Non-Recourse Requirement *
15.4 Permitted Collateral *
15.5 Default *
15.6 Release from Encumbrance *
15.7 Suspense Account *
15.8 Put Option *
15.9 Other Terms of Loan *

ARTICLE XVI Leased Employees *

16.1 Definitions *
16.2 Treatment of Leased Employees *
16.3 Exception for Employees Covered by Plans of Leasing Organization *
16.4 Construction *

ARTICLE XVII "Top-Heavy" Provisions *

17.1 Determination of "Top-Heavy" Status. *
17.2 Provisions Applicable in "Top-Heavy" Years *

SUPPLEMENT NO. 1 S1-1
SUPPLEMENT NO. 2 S2-1
SUPPLEMENT NO. 3 S3-1
SUPPLEMENT NO. 4 S4-1
SUPPLEMENT NO. 5 S5-1
SUPPLEMENT NO. 6 S6-1

ARROW ELECTRONICS STOCK OWNERSHIP PLAN

INTRODUCTION

As used herein, the term "Plan" means the Arrow Electronics Stock Ownership Plan, initially adopted effective January 1, 1974 (as the Employee Stock Ownership Plan for the Employees of Arrow Electronics, Inc.) and amended from time to time. The Plan was amended effective as of January 1, 1977 to include a TRASOP, and it then comprised: (a) as Part I, the Plan substantially as in effect theretofore, with changes deemed advisable in light of the adoption of the TRASOP, and further changes deemed necessary or advisable in order to comply with applicable law; and (b) Part II, a TRASOP administered by means of accounts separate from the accounts established pursuant to Part I. Under Part II of the Plan, Common Stock of Arrow Electronics, Inc. was transferred to the Plan in accordance with the provisions of: (i) section 301(d)(6) of the Tax Reduction Act of 1975, as amended, with respect to qualified investment (as defined in the Internal Revenue Code of 1954, as amended (the "1954 Code")) for the taxable years 1977 and 1978; (ii) section 48(n) of the 1954 Code with respect to qualified investment for the taxable years 1979 through 1982; and (iii) section 44G (succeeded by section 41) of the 1954 Code with respect to aggregate compensation paid or accrued for the taxable years 1983 through 1986. Arrow Electronics, Inc. and its participating subsidiaries adopted and have maintained the Plan for the purpose of giving eligible employees an interest in the business of Arrow Electronics, Inc. through indirect stock ownership, with the benefits and risks attendant upon stock ownership.

The Plan was further amended and restated effective as of June 1, 1979 and January 7, 1980. Effective as of June 1, 1982, the Plan was amended and restated to include as Part III a Capital Accumulation Plan administered by means of accounts separate from the accounts established pursuant to Part I and Part II. Effective as of January 1, 1983, the Plan was further amended and restated to make changes in Part II deemed necessary or advisable in order to comply with the provisions of applicable law that substituted a payroll-based tax credit employee stock ownership plan ("PAYSOP") for a TRASOP, and further changes deemed necessary or advisable in light of the adoption of Part III of the Plan and of changes in applicable law.

Pursuant to a restatement dated January 1, 1985, the Plan was further amended to comply with applicable law and to reflect the adoption by the Company of two new plans (the "New Plans"), the Arrow Electronics ESOP and the Arrow Electronics Capital Accumulation Plan, both effective as of January 1, 1984. The Arrow Electronics ESOP was a qualified stock bonus plan within the meaning of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and an employee stock ownership plan as defined in section 4975(e)(7) of the Code and regulations and rulings thereunder, and section 407(d)(6) of the Employee Retirement Income Security Act of 1974 ("ERISA") and regulations and rulings thereunder (an "ESOP").

Membership in Parts I and III of the Plan was closed after the Entry Date of July l, 1983 and no contributions were made to Part I or Part III for any Year ending after December 31, 1983. Members of the Plan who were eligible became members of the New Plans as of December 31, 1983. Other eligible individuals subsequently became members of the New Plans in accordance with the terms thereof. Part II of the Plan remained open to new Members in accordance with its terms, but no Company contributions were made to it after that for the Year ended December 31, 1986. The cessation of contributions was the result of the termination of the tax credit formerly provided under section 41 of the 1954 Code (and predecessor statutes).

The Plan was further amended and restated effective as of the close of business on December 31, 1988 for the following purposes: (i) to delete Part III and to transfer all assets and liabilities thereof to a separate plan called the Arrow Electronics Savings Plan; (ii) to combine Parts I and II and to merge the Arrow Electronics ESOP into the Plan as thus amended, and to make further changes deemed necessary or advisable in light of the merger, including changing the name of the Plan to the Arrow Electronics Stock Ownership Plan; and (iii) to make changes deemed necessary or advisable to comply with changes in applicable law, effective on such dates as required by law, and to make other changes deemed desirable in order to effect the purposes of the Plan. Provisions of this document having effective dates prior to December 31, 1988 govern Parts I and II of the Plan as constituted prior thereto and the Arrow Electronics ESOP. The Plan is designated as an employee stock ownership plan as defined in section 4975(e)(7) of the Code and regulations and rulings thereunder, and is designed to invest primarily in qualifying employer securities within the meaning of section 409(1) of the Code.

The Plan was further amended and restated to incorporate further amendments adopted through December 28, 1994 in order to make changes deemed necessary or advisable to comply with changes in applicable law, effective as of such dates as are required by law, and to make other changes deemed desirable in order to effect the purposes of the Plan.

The Plan is hereby further amended and restated to include additional amendments, including those deemed necessary or advisable to comply with the provisions of the Uruguay Round Agreements Act (also referred to as GATT), the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the IRS Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000, as well as other amendments determined by the Company to be appropriate to further the purposes of the Plan, effective as the dates required by such provisions of law or as expressly set forth, provided that clarifications of existing provisions are effective as of the same dates as the provisions which they clarify. The restated Plan also eliminates as "deadwood" provisions no longer necessary, including those distinguishing Class Year Accounts (which have all become fully vested and no longer require separate accounting) from the General Accounts (which were subject to the vesting schedule that became effective as of January 1, 1989), and most special provisions relating to PAYSOP Accounts, which are consolidated into General Accounts where applicable, to create a single Account for each Member on and after January 1, 2001. References herein to sections that have been renumbered as a result of any of the foregoing changes shall, where the context requires, include references to corresponding sections of the Plan as previously in effect.

The Plan as restated February 15, 2002, reads as follows:

Article I

    1.1 Account. A Member's account established pursuant to Section 4.1.

    1.2 Administrator. The Administrator appointed by the Board of Directors to administer the Plan pursuant to Article X.

    1.3 Affiliate. Any of the following:

    1.3.1 Controlled Group Affiliate. Any corporation (other than an Employer) of which 80% or more of the total combined voting power of all classes of stock entitled to vote is owned at the time of reference, directly or indirectly, by the Company, and any other trade or business (other than an Employer), whether or not incorporated, which, at the time of reference, controls, is controlled by or under common control with an Employer within the meaning of section 414(b) or 414(c) of the Code, including any division of an Employer not participating in the Plan and, for purposes of Section 3.3, section 415(h) of the Code (a "Controlled Group Affiliate").

    1.3.2 Affiliated Service Groups, etc. Any (a) member of an affiliated service group, within the meaning of section 414(m) of the Code, that includes an Employer, or (b) organization aggregated with an Employer pursuant to section 414(o) of the Code, to the extent required by such sections.

    1.4 Beneficiary. A person or persons entitled pursuant to the Plan to receive any benefits payable upon or after the death of a Member.

    1.5 Board of Directors. The Board of Directors of the Company.

    1.6 Category of Common Stock. Shares of Common Stock which are treated as having the same cost or other basis to the Fund are regarded as being of the same Category of Common Stock. Shares of Common Stock may be assigned to a Category of Common Stock for this purpose based on the average cost thereof determined in accordance with applicable regulations.

    1.7 Common Stock. The common stock of the Company having a par value of $1.00 per share, or any other common stock into which it may be reclassified.

    1.8 Company. Arrow Electronics, Inc., a New York corporation, and any company acquiring the business of Arrow Electronics, Inc. and which, within a reasonable time thereafter, adopts this Plan as of the effective date of such acquisition.

    1.9 Compensation. Gross annual cash compensation paid by an Employer in any Year to an Employee while he is a Member of the Plan; provided, however, that if an Employee becomes a Member on July 1 of any Year (or any other date other than January 1 of such year), his Compensation for such Year shall be one-half of his actual gross annual cash compensation from the Employer for such Year (or otherwise prorated in such manner as the Administrator shall deem appropriate in order to reflect the portion of such Year during which he was a Member). Compensation shall not include any payments made pursuant to stock appreciation rights or otherwise pursuant to any plan for the grant of stock options, stock, or other stock rights, or expense reimbursements (such as but not limited to relocation and tuition expense reimbursements and nontaxable car allowances), but shall include taxable car allowances. Compensation shall be determined before giving effect to any salary reduction agreement under the Arrow Electronics Savings Plan (or any other cash or deferred arrangement described in section 401(k) of the Code) or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of section 125 of the Code) or, effective January 1, 2001, for purposes of receiving qualified transportation fringe benefits (as described in section 132(f)(4) of the Code). Compensation taken into account for any Member for any Plan Year beginning on or after January 1, 1994, shall not exceed one hundred fifty thousand dollars ($150,000) (as adjusted from time to time for increases in the cost of living in accordance with section 401(a)(17) of the Code), and shall not exceed two hundred thousand dollars ($200,000), as so adjusted, for any of the Plan Years 1989 through 1993. If the period for determining Compensation is a short plan year (i.e., shorter than 12 months), the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short plan year, and the denominator of which is 12.

    1.10 Disability. A physical or mental condition which would, upon proper application, entitle the Member to disability benefits under the Social Security Act.

    1.11 Effective Date. January 1, 1974.

    1.12 Employee. Any person employed by the Company or any other Employer, subject to such terms and conditions as may apply to such Employer pursuant to Section 1.13 and subject also to the following:

    1.12.1 An employee who is employed primarily to render services within the jurisdiction of a union and whose compensation, hours of work, or conditions of employment are determined by collective bargaining with such union shall not be an Employee unless the applicable collective bargaining agreement expressly provides that such employee shall be eligible to participate in this Plan, in which event, however, he shall be entitled to participate in this Plan only to the extent and on the terms and conditions specified in such collective bargaining agreement.

    1.12.2 The board of directors of an Employer may, in its discretion, determine that individuals employed in a specified division, subdivision, plant, location or job classification of such Employer shall not be Employees, provided that any such determination shall not discriminate in favor of Highly Compensated Employees so as to prevent the Plan from qualifying under section 401(a) of the Code.

    1.12.3 An individual who performs services for an Employer under an agreement or arrangement (which may be written, oral, and/or evidenced by the Employer's payroll practice) with such individual or with another organization that provides the services of such individual to the Employer, pursuant to which such individual is treated as an independent contractor or is otherwise treated as an employee of an entity other than the Employer, shall not be an Employee, irrespective of whether such individual is treated as an employee of the Employer under common-law employment principles or pursuant to the provisions of section 414(m), 414(n) or 414(o) of the Code.

    1.13 Employer. The Company and any subsidiary of the Company which has adopted the Plan with the approval of the Company, subject to such terms and conditions as may be imposed by the Company upon the participation in the Plan of such adopting Employer.

    1.14 Entry Date. Each January 1 and July 1.

    1.15 Exempt Loan. A loan to the Plan (including a purchase by the Plan on deferred payment terms) which is made by or guaranteed by the Company or another disqualified person with respect to the Plan. The term "loan," for purposes of this Plan, shall include a non-recourse loan by the Company to the Plan which is repayable only out of contributions by the Company and earnings described in Section 15.3.

    1.16 Fund. The Fund created by the Trust Agreement pursuant to Section 11.1.

    1.17 General Account. A separate Account maintained for a Member pursuant to Section 4.1.1 as in effect prior to January 1, 2001.

    1.18 Highly Compensated Employee. A "highly compensated employee" as defined in section 414(q) of the Code and applicable regulations. Effective January 1, 1997, "Highly Compensated Employee" means an employee who received compensation (as determined under section 414(q) of the Code) during the prior Year in excess of $80,000 (as adjusted pursuant to section 414(q) of the Code) or who was a five percent (5%) owner (as described in Section 17.1.2(c)) at any time during the current or prior Year.

    1.19Hour of Service. For all purposes of this Plan, "Hour of Service" shall mean each hour includible under any of Sections 1.19.1 through 1.19.4, applied without duplication, but subject to the provisions of Sections 1.19.5 through 1.19.8.

    1.19.1 Paid Working Time. Each hour for which an employee is paid, or entitled to payment, for the performance of duties for an Employer;

    1.19.2 Paid Or Other Approved Absence. Each regularly scheduled working hour during a period for which an employee is paid, or entitled to payment, by an Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability or pregnancy), layoff, jury duty, military duty or leave of absence, or during any other period of authorized leave if employee returns to employment with the Employer on the expiration of such leave.

    1.19.3 Military Service. Each regularly scheduled working hour which would constitute an Hour of Service under Section 1.19.1 or 1.19.2 but for the employee's absence for "qualified military service" (as defined in section 414(u) of the Code) ("Military Service") by the employee, provided that such employee is entitled to reemployment under such chapter with respect to such service, and that such employee re-enters the employ of an Employer within the period during which his reemployment rights are protected by law; and

    1.19.4 Back Pay Awards. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer.

    1.19.5 Crediting Hour of Service. Hours of Service shall be credited as follows:

          (a) Paid Working Time. Hours of Service described in Section 1.19.1 shall be credited to the Year in which the duties were performed;

          (b) Paid Absence and Military Service. Hours of Service described in Sections 1.19.2 and 1.19.3 shall be credited to the Year in which occur the regularly scheduled working hours with respect to which such Hours of Service are determined, beginning with the first such hours;

          (c) Back Pay Awards. Hours of Service described in Section 1.19.4 shall be credited to the Year or Years to which the back pay award or agreement pertains (rather than to the Year in which the award, agreement or payment is made).

      1.19.6 Limitations on Hours of Service for Paid Absences. Notwithstanding any other provision of this Plan, Hours of Service otherwise required to be credited pursuant to Section 1.19.2 (relating to paid absences), or Section 1.19.4 (relating to an award or agreement for back pay) to the extent the award or agreement described therein is made with respect to a period described in such subsection, shall be subject to the following limitations and rules:

          (a) 501 Hour Limitation. No more than 501 of such Hours of Service are required to be credited on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single Year);

          (b) Payments Required by Law. An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws;

          (c) Certain Payments Excluded. Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee, or constitutes a retirement, termination, or other severance pay or benefit; and

          (d) Indirect Payments. A payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust, fund, or insurer, to which the Employer contributes or pays premiums.

      1.19.7 Determinations by Administrator. The Administrator shall have the power and final authority:

          (a) To determine the Hours of Service of any individual for all purposes of the Plan, and to that end may, in its discretion, adopt such rules, presumptions and procedures permitted by applicable law as it shall deem appropriate or desirable;

          (b) Without limiting the generality of the foregoing, to provide that the regularly scheduled working hours to be credited under Sections 1.19.2, 1.19.3 and 1.19.4 to an Employee without a regular work schedule shall be determined on the basis of a 40-hour work week, or an 8-hour work day, or on any other reasonable basis which reflects the average hours worked by the Employee or by other Employees in the same job classification over a representative period of time, provided that the basis so used is consistently applied with respect to all Employees within the same job classifications, reasonably defined.

      1.19.8 Monthly Equivalency. An Employee who customarily works for an Employer for 20 or more hours per week throughout each Year (except for holidays and vacations) shall be credited with exactly 190 Hours of Service for each month with respect to which he completes at least one Hour of Service in accordance with the foregoing provisions of this Section 1.19 (regardless of whether the number of Hours of Service actually completed in such month exceeds 190), subject to Section 1.19.6.

    1.20 Member. Every individual who on December 31, 1988 was a Member of Part I or Part II of this Plan (as then in effect) or of the Arrow Electronics ESOP, and every individual who shall have become a Member pursuant to Article II hereof, and whose Membership shall not have terminated.

    1.21 Normal Retirement Date. The 65th anniversary of a Member's date of birth.

    1.22 One-Year Break in Service.

    1.22.1 General Accounts. For purposes of determining the forfeiture of Account balances, a One-Year Break in Service is a Year in which the individual has no more than 500 Hours of Service. For purposes of determining whether a One-Year Break in Service has occurred, an individual who is absent from work by reason of a "maternity or paternity absence" as defined in Section 1.22.2 shall receive credit for the Hours of Service which would have been credited to such individual but for such absence, or in any case in which such Hours cannot be determined, eight Hours of Service per day of such absence, but in no event more than 501 Hours of Service. The Hours of Service credited under this Section 1.22.1 shall be credited only (a) in the Year in which the absence begins if necessary to prevent a One-Year Break in Service in that Year, or (b) in all other cases, in the following Year.

    1.22.2 Maternity or Paternity Absence. For purposes of this Section 1.22, "maternity or paternity absence" means an absence from active employment beginning on or after January 1, 1985 by reason of (a) the individual's pregnancy, (b) the birth of a child of the individual, (c) the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for any such child for a period beginning immediately following such birth or placement. Nothing in this Plan shall be construed to give an employee a right to a leave of absence for any reason.

    1.23 PAYSOP Account. A separate Account maintained prior to January 1, 2001 for each Member who at December 31, 1988 had a balance in an account established for him under Part II of this Plan as in effect prior to the close of business on December 31, 1988, and earnings thereon.

    1.24 Plan. The Arrow Electronics Stock Ownership Plan, which as currently in effect is set forth in this instrument.

    1.25 Suspense Account. A suspense account created and maintained pursuant to Section 15.7.

    1.26 Termination of Employment. A Member's employment shall be treated as terminated on the date that he ceases to be an Employee, subject to Section 2.3.

    1.27 Trust Agreement. The agreement by and between the Company and the Trustee under which this Plan is funded, as from time to time amended.

    1.28 Trustee. The trustee or trustees from time to time designated under the Trust Agreement.

    1.29 Vested Percentage. The percentage of a Member's Account or a subaccount thereof which is nonforfeitable pursuant to Article IV.

    1.30 Year. The period of time commencing with the first day of January and ending with the last day of December.

    1.31 Year of Employment. A Year during which an employee has not less than one thousand (1,000) Hours of Service.

    1.32 Year of Service. A (a) Year of Employment, and (b) in the case of a former member of the Arrow Electronics ESOP, any other Year between 1984 through 1988, inclusive, on the last day of which the employee rendered services to an Employer, but excluding any Year prior to the Effective Date (or, in the case of a former member of the Cramer Electronics, Inc. Employee Savings/Investment Plan, prior to January 1, 1972) and excluding any Year prior to the Year in which the employee attained age 18. Notwithstanding the foregoing, the term "Year of Service" shall not include any Year not taken into account for vesting purposes as of December 31, 1984 under the Plan or the Arrow Electronics ESOP as a result of the application of the break rules of those plans as then in effect, nor any other Year which was succeeded by five consecutive One-Year Breaks In Service ("Five-Year Break"), if the number of such One-Year Breaks in Service was equal to or in excess of the individual's Years of Service prior to such Five-Year Break and the individual had no nonforfeitable rights under the Plan at the time of the Five-Year Break.

Article II
Membership

    2.1 In General. An Employee who has not previously become a Member shall become a Member on the first Entry Date on or after January 1, 1989 coincident with or next following the later of his reaching age 21 or his completing a consecutive 12-month period in which he is credited with 1,000 Hours of Service, provided he is then an Employee. The first consecutive 12-month period taken into account for this purpose shall start on the date on which he first performs an Hour of Service described in Section 1.19.1, and if he does not complete 1,000 Hours of Service within that period, the subsequent 12-month periods shall be Years, beginning with the first Year after such date.

    2.2 Service with Affiliates. Solely for the purposes of determining (a) whether an employee has met the length of service requirement imposed as a prerequisite for membership in the Plan, or (b) the Hours of Service credited to an employee under the Plan, service with any Affiliate shall be treated as service with an Employer. Notwithstanding any other provision of this Plan, a Member shall be eligible to share in contributions and forfeitures under the Plan only with respect to Compensation paid by an Employer for service as an Employee (as distinguished from service for any Affiliate).

    2.3 Transfers.

    2.3.1 Transfer to Eligible Employment. If an individual is transferred to employment eligible for membership in this Plan from employment with an Affiliate or with an Employer in a position not so eligible, he shall become a Member on the later of (a) the date of such transfer, or (b) the Entry Date on which he would have become a Member if his prior employment by the Employer or Affiliate had been in a position eligible for membership in the Plan.

    2.3.2Transfer to Affiliate or Ineligible Employment. If a Member is transferred to employment with (a) an Affiliate or (b) an Employer in a position ineligible for membership in the Plan, he shall not be deemed to have retired or terminated his employment for the purposes of the Plan until such time as he is employed neither by an Employer nor by any Affiliate. Such a Member shall be eligible to share in contributions and forfeitures under the Plan for the Year of such transfer, provided that he remains an employee of an Employer or any Controlled Group Affiliate as of the last day of that Year, or he ceased to be such an employee during the Year by reason of death or Disability, or on or after attainment of his Normal Retirement Date, but he shall not be eligible to share in contributions or forfeitures for subsequent Years unless and until he returns to employment as an Employee in a position not excluded from active membership pursuant to Section 1.12. For purposes of this Section 2.3.2, for any period after a Member's Vested Percentage in his Account is 100%, "Affiliate" shall not include an organization described only in Section 1.3.2.

    2.4 Reemployment. If a Member whose Accounts are not vested terminates employment and is subsequently rehired as an Employee after five or more consecutive One-Year Breaks in Service, he shall upon rehire be treated as a new employee for all purposes of this Plan. In all other cases, a Member who terminates employment and is subsequently rehired as an Employee shall be eligible to resume membership in this Plan immediately upon rehire.

Article III
Contributions

    3.1 Source of Contributions. All contributions to the Fund will be made by the Employers. Contributions by Members shall not be required or permitted. The Company may, in its discretion, make the contribution to the Fund required of any other Employer hereunder, as agent for such Employer.

    3.2 Amount of Contributions. For each Year that the Plan is in effect, each Employer shall contribute to the Fund such amount (if any) as the board of directors of such Employer shall determine in its sole discretion. Such amounts shall be transferred by each Employer to the Trustee in cash or in Common Stock, as such board of directors shall determine, from time to time during the Year, or after the close of the Year, but within the time prescribed by law for the filing of such Employer's federal income tax return for such Year.

    3.3 Maximum Limitation. The following provisions shall apply notwithstanding any provision of Article IV to the contrary:

    3.3.1 Maximum Limitation. Subject to the provisions of Section 3.3.2, the contributions and forfeitures allocated to a Member's Account under this Plan for any Year, when added to (a) the contributions and forfeitures allocable to his account under the Arrow Electronics Savings Plan or under any other plan (or portion thereof) of any Employer or any of its Affiliates subject to section 415(c) of the Code, (b) employee contributions under all such plans (or portions thereof) but not including rollover contributions, loan repayments or repayments of prior distributions upon exercise of buy-back rights, and (c) amounts described in section 419A(d)(2) of the Code (relating to post-retirement medical benefits of key employees) or allocated to a pension plan individual medical account described in section 415(l) of the Code, to the extent includible for purposes of section 415(c)(2) of the Code, shall not exceed the lesser of (a) $30,000 as adjusted pursuant to section 415(d) of the Code or (b) 25% of the Member's Earnings (as defined in Section 3.3.4) for such Year. Employer and employee contributions taken into account as Annual Additions shall include "excess contributions" as defined in section 401(k)(8)(B) of the Code, "excess aggregate contributions" as defined in section 401(m)(6)(B) of the Code, and "excess deferrals" as described in section 402(g) of the Code (to the extent such excess deferrals are not distributed to the employee before the April 15 following the taxable year of the employee in which such deferrals were made), regardless of whether such amounts are distributed or forfeited. Notwithstanding the foregoing, for any Year that this Plan satisfies all of the requirements of section 4l5(c)(6) of the Code, the provisions of this Section 3.3.1, shall be applied by disregarding (y) any contributions for a Year which are applied to the payment of interest on a loan incurred for the purpose of acquiring Common Stock and are charged against a Member's Account, and (z) forfeitures of Common Stock that was acquired with the proceeds of a loan. For purposes of this Section 3.3.1, forfeitures of Common Stock shall be valued as of the day of reallocation, i.e., December 31 of such Year.

    3.3.2 Adjustment of Limitation. The limitation described in Section 3.3.1 shall be applied taking into account the special rule in section 415(c)(6) of the Code.

    3.3.3 Valuation of Common Stock from Suspense Account. For purposes of this Section 3.3, shares of Common Stock that are withdrawn from the Suspense Account in any Year by reason of Employer contributions for such Year (and allocable to a Member's Account as of the last day of such Year in accordance with Section 4.6) shall be taken into account in an amount equal to the lesser of (a) the amount of such Employer contributions, or (b) the fair market value of such shares as of the last day of such Year.

    3.3.4 Definition of Earnings. "Earnings" means total compensation actually paid by all Employers and Affiliates. Effective January 1, 1989, Earnings taken into account under the Plan for any Year shall not exceed the amount determined in accordance with section 401(a)(17) of the Code. Effective January 1, 1998, earnings shall be determined before giving effect to any salary reduction agreement under the Arrow Electronics Savings Plan (or similar contributions under any other cash or deferred arrangement within the meaning of section 401(k) of the Code) or to any similar reduction agreement pursuant to any cafeteria plan (within the meaning of section 125 of the Code) or, effective January 1, 2001, for purposes of receiving transportation fringe benefits (as described in section 132(f)(4) of the Code).

    3.3.5 Coverage by Defined Benefit Plan. For Years beginning before January 1, 2000, if a Member has at any time been covered by a defined benefit plan maintained by an Employer or an Affiliate, the limitations set forth in this Article III shall be further reduced if and to the extent necessary to comply with section 415(e) of the Code.

    3.4 Contributions Conditional. Notwithstanding any other provisions of the Plan or the Trust Agreement, all contributions under the Plan are conditioned on the deductibility of such contributions under section 404(a) of the Code for the taxable year for which contributed, and on initial qualification of the Plan under section 401(a) of the Code.

Article IV
Accounts

    4.1 Accounts. The Administrator shall maintain an account or accounts for each Member, in which the number of shares or fractions of a share (to the nearest one-hundredth) allocated to each Member shall be recorded. Each Member's General Account as constituted prior to January 1, 2001 shall be credited with (a) the balance (if any) as of December 31, 1988 in the Member's account under Part I of this Plan as then in effect, (b) the balance (if any) as of December 31, 1988 in the Member's account under the Arrow Electronics ESOP, (c) contributions and forfeitures allocated to the Member pursuant to Section 4.3 after December 31, 1988, and prior to January 1, 2001, (d) the balance in the Member's PAYSOP Account as of December 31, 2000 (if any), and (e) future earnings in respect of Common Stock credited to the General Account. Effective as of January 1, 2001 all such accounts are consolidated into a single Account for each Member, which shall include the Member's General Account and PAYSOP Account as previously constituted, and which shall be credited with contributions and forfeitures allocated pursuant to Section 4.3 after December 31, 2000 and with future earnings in respect of Common Stock credited to such Account.

    4.2 Eligibility to Share in Contributions and Forfeitures. Notwithstanding any other provision of this Plan, a Member shall be eligible to share in contributions or forfeitures for a Year (a "Participating Member") only if he has not less than 1,000 Hours of Service during such Year; provided, however, that if such Member retires at or after Normal Retirement Date, suffers Disability or dies during such Year, the 1,000 Hours of Service requirement shall be pro-rated.

    4.3 Allocation of Contributions and Forfeitures. As of the last day of each Year, the Common Stock contributed for that Year, or purchased with cash contributions for that Year, or attributable to forfeitures for that Year, shall be allocated to the Accounts of all Members who are Employees as of the last day of that Year or whose employment terminated during that Year (a) at or after attaining either their Normal Retirement Date or (b), effective for Members retiring on or after January 1, 2002, their "Early Retirement Date" (which shall be the first date on which they are at least age 60 and have completed at least 10 Years of Service), or (c) on account of death or Disability, and are Participating Members. Such Common Stock shall be allocated in the ratio which the Compensation of each Participating Member bears to the total Compensation of all Participating Members for such Year. In allocating forfeitures of Common Stock, the Administrator shall allocate each Category of Common Stock proportionately to the Accounts of each Member to whom forfeited Common Stock is allocated.

    4.4 Crediting the Earnings and Other Amounts Received in Respect of Common Stock. All distributions (except distributions of Common Stock) received in respect of Common Stock previously allocated to Members' Accounts, including, without limitation, cash dividends, shall, to the extent not applied toward payment of an Exempt Loan in accordance with Section 15.3, be applied to the purchase of Common Stock which shall be credited to the Accounts of Members in proportion to the amount of Common Stock held in such Accounts when such distributions accrued. All distributions (except distributions of Common Stock) received in respect of Common Stock not previously allocated to Members' Accounts, but subsequently allocated as of the close of the Year, shall, to the extent not applied toward payment of an Exempt Loan in accordance with Section 15.3, be applied to the purchase of Common Stock which shall be credited to the Accounts of Participating Members (as defined in Section 4.2) as of the end of the Year in proportion to the crediting of such unallocated Common Stock to Members' Accounts at the end of the Year, except as otherwise provided in Section 4.7. Distributions with respect to which there is an ex-dividend date shall be deemed to accrue on the first day on which the Common Stock sells ex-dividend.

    In the event that the distribution received in respect of Common Stock previously allocated to Members' Accounts is additional Common Stock, such additional Common Stock shall be allocated to the Accounts of Members in proportion to the amount of Common Stock in their Accounts when the right to such additional Common Stock accrues.

    In the event that the distribution received in respect of Common Stock not previously allocated to Members' Accounts, but subsequently allocated as of the close of the Year, is additional Common Stock, such additional Common Stock shall be allocated to the Accounts of Participating Members in proportion to the allocation at the end of the Year of such previously unallocated Common Stock, except as otherwise provided in Section 4.7.

    All distributions received in respect of Common Stock held in the Suspense Account and not allocated to Members' Accounts at or before the close of the Year, to the extent not applied toward repayment of an Exempt Loan in accordance with Section 15.3, shall (unless made in the form of Common Stock) be applied to the purchase of Common Stock, and the Common Stock so purchased (or distributed) shall be credited to the Accounts of Participating Members as of the end of the Year in the proportion in which they are eligible to share in Employer contributions for such Year as provided in Section 4.3 except as otherwise provided in Section 4.7.

    Distributions described in this Section 4.4 may not be used to pay an Exempt Loan except to the extent permitted under Section 15.3. To the extent so used, the foregoing provisions of this Section 4.4 shall not apply, and such distributions shall be treated as applied to purchase the Common Stock withdrawn from the Suspense Account by reason of such payment, and such Common Stock shall be allocated as provided in Section 4.6.

    4.5 Reallocation of Common Stock. Common Stock once allocated to the Account of a Member shall not be reallocated to the Account of any other Member except as follows:

    4.5.1 Forfeited Common Stock. Common Stock forfeited by Members shall be reallocated as provided in Section 4.3.

    4.5.2 Cash Distributed In Lieu of Common Stock. In the event that the Trustee distributes cash in lieu of a fractional share of Common Stock in a Member's Account, this Common Stock shall, for purposes of allocation to the Accounts of other Members, be treated as having been purchased by the Trustee during the Year in which such distribution is made for the amount so distributed in cash. However, the Common Stock so allocated by the Trustee shall remain in the same Category of Common Stock in the Accounts of the Members to whom reallocated as it was in the Account of the Member to whom previously allocated.

    4.6 Common Stock Withdrawn from the Suspense Account. Common Stock withdrawn from the Suspense Account for any Year pursuant to Section 15.7 shall be allocated as of the last day of such Year among Members in the following manner:

    4.6.1 Employer Contributions. To the extent that such Common Stock was withdrawn from the Suspense Account by reason of Employer contributions for such Year, or by reason of earnings on Plan assets held in the Suspense Account and not allocated to Members' Accounts on or before the end of such Year, such Common Stock shall be allocated among Participating Members for such Year in the proportion in which they are eligible to share in Employer contributions for such Year as provided in Section 4.3.

    4.6.2 Income on Common Stock. To the extent that such Common Stock was withdrawn from the Suspense Account by reason of dividends or other distributions on Common Stock allocated to Members' Accounts on or before the last day of such Year, such Common Stock shall be allocated among Members in proportion to their respective interests in the Common Stock in respect of which such dividends or other distributions were made, in the manner provided in Section 4.4.

    4.7 Maximum Limitation. If the total allocation to a Member's Account in any one Year under Section 4.3 and (with respect to allocations of earnings and other amounts received in respect of Common Stock not previously allocated to Members' Accounts) Section 4.4 and Section 4.6.1 would exceed the limitations set forth in Section 3.3, such excess shall be used to reduce contributions (including allocation of any forfeitures) for such Member in the next Year and each succeeding Year if necessary; provided, if the Member is not covered by this Plan at the end of the Year, the portion exceeding the limitations set forth in Section 3.3 shall be held by the Trustee in escrow (with the Plan as beneficiary) to be allocated to the Members' Accounts in the next succeeding Year or Years in the manner set forth in Section 4.3, and in proportion to the Compensation for such later Year or Years, as soon as permitted after giving effect to Section 3.3. Any distributions or other earnings received for any Year on assets remaining in such escrow as of the close of such Year shall also be held in such escrow. In the event of a termination of the Plan, unallocated amounts held in such escrow shall be allocated to the extent possible under this Article IV for the Year of termination. Any amount remaining in such escrow upon termination of the Plan shall then be returned to the Company or other Employer, notwithstanding any other provision of the Plan or Trust Agreement.

    4.8 Administration of Accounts. Contributions, forfeitures and Common Stock withdrawn from the Suspense Account shall be allocated annually as of the close of each Year. All other allocations provided for in this Article IV shall be made quarterly, semi-annually or annually, as directed by the Administrator.

    4.9 Voting of Common Stock.

    4.9.1 Members' Rights. Each Member shall have the right to direct the Trustee as to the manner in which shares of Common Stock allocated to his Account are to be voted. The Company shall furnish the Trustee and the Members with notices and information statements when voting rights are to be exercised, in such time and manner as may be required by applicable law and the Company's Certificate of Incorporation and By-Laws. Such statements shall be substantially the same for Members as for holders of Common Stock in general. The Member may, in his discretion, grant proxies for the exercise of his voting rights under this Section 4.9 in accordance with proxy provisions of general application. The Trustee shall vote such Common Stock in accordance with the direction of the Member or, if permitted by the Member, in its sole discretion. Fractional shares of Common Stock allocated to Members' Accounts shall be combined to the largest number of whole shares and voted by the Trustee to reflect to the extent possible the voting direction of the Members holding fractional shares.

    4.9.2 Vote by Trustee. Any Common Stock held in escrow under Section 4.7, or in the Suspense Account under Section 15.7, or otherwise not allocated to a Member's Account at the time of reference, may be voted by the Trustee in its sole discretion. Whenever the Trustee may vote any Common Stock in its sole discretion under this Section 4.9, the Trustee shall do so in a manner that the Trustee judges to be in the best interest of the Members and their Beneficiaries. This may include, if the Trustee judges it appropriate, the voting of such Common Stock so as to reflect the voting directions given by the Members with respect to Common Stock with respect to which they have voting rights under this Section 4.9. The Trustee shall not vote any Common Stock with respect to which a Member has voting rights under this Section 4.9 except in accordance with valid directions or proxies given in accordance with this Section 4.9.

    4.9.3 Rights of Beneficiaries. All rights of Members under this Section 4.9 shall, upon the death of a Member, be exercisable by such Member's Beneficiary until such time as the Member's Account shall have been fully distributed to such Beneficiary.

    4.10 Vesting.

    4.10.1 Normal Retirement, Disability or Death. Upon a Member's Termination of Employment on account of death or Disability, or upon his attainment of his Normal Retirement Date (or any higher age) while employed by an Employer or an Affiliate, his Account shall have a Vested Percentage of 100%.

    4.10.2 Vesting Schedule.  Upon a Member's Termination of Employment for a reason other than death, retirement at or after his Normal Retirement Date, or Disability, he shall be entitled to receive the Vested Percentage of the balance in his Account, determined on the basis of the Member's Years of Service, as follows:

    Years of Service          Vested Percentage

    5 or more                           100%

    less than 5                             0%

    Notwithstanding the foregoing, a Member who had a vested or partially vested account under Part I of the Plan on January 1, 1984, or who had a PAYSOP Account transferred to his Account as of January 1, 2001, shall have a Vested Percentage of 100%, without regard of his actual Years of Service.

    4.11 Diversification of Investments.

    4.11.1 Definitions. For purposes of this Section 4.11, "Qualified Member" means a Member who has attained age 55 and who has completed 10 Years of Membership in the Plan, and "Qualified Election Period" means the six-Year period beginning with the later of (a) the Year in which the Member first becomes a Qualified Member and (b) the Year beginning January 1, 1988.

    4.11.2 Election by Qualified Member. If the fair market value of the Common Stock acquired by the Plan after December 31, 1986 and ever allocated to the Accounts of a Qualified Member exceeds $500 at the end of a Year in such Member's Qualified Election Period, then all shares of Common Stock acquired by the Plan after December 31, 1986 and ever allocated to the Accounts of the Qualified Member shall be subject to a diversification election within 90 days of such Year-end and within 90 days of the end of each remaining Year in the Qualified Member's Qualified Election Period. Within each such 90-day period except the last one, the Qualified Member shall be permitted to direct the Plan to transfer to the Arrow Electronics Savings Plan a number of shares up to (a) 25% of the total number of shares of Common Stock acquired by the Plan after December 31, 1986 and ever allocated to the Accounts of the Qualified Member on or before the last day of the Year just ended, less (b) the number of such shares previously distributed, transferred, or diversified pursuant to an election made under this Section 4.11.2 after December 31, 1986. In the last election permitted to a Qualified Member, "50%" shall be substituted for "25%" in clause (a) of the preceding sentence. The Qualified Member's direction to the Plan shall be given in such manner and at such time as the Administrator shall prescribe. For purposes of this Section 4.11.2, the total number of shares of Common Stock acquired by the Plan after December 31, 1986 shall not include shares contributed during 1987 to Part II of the Plan as then in effect as a contribution with respect to, and deductible by the Company for, the Year ended December 31, 1986.

    4.11.3 Additional Diversification. The Administrator may in his discretion permit Qualified Members to direct the Plan to diversify, in the manner set out in Section 4.11.2, a number of shares greater than the number specified in such Section; provided, that any such additional diversification shall be made available to Qualified Members in a manner that does not discriminate in favor of Highly Compensated Employees.

    4.11.4 Transfer of Account. Whenever a Qualified Member makes an election pursuant to Section 4.11.2, the Administrator shall within 90 days of the end of the Qualified Member's 90-day election period sell the number of shares for which diversification has been elected and transfer the proceeds, net of brokerage fees, to the Qualified Member's rollover contributions account in the Arrow Electronics Savings Plan. In lieu of such a sale, the Administrator may credit the Qualified Member with cash derived from contributions or dividends in an amount equal to the value of such shares, and apply the cash to the Arrow Electronics Savings Plan as though it were sale proceeds. If the Qualified Member has no account under the Arrow Electronics Savings Plan, he shall be required to open one prior to the transfer from this Plan. The Member shall direct in accordance with procedures established by the Administrator the transfer of the proceeds of diversification to his rollover contributions account in the Arrow Electronics Savings Plan, where it shall initially be invested according to the instructions that he shall give with respect to such transfer.

    4.12 Military Service. Effective December 12, 1994, notwithstanding any provisions of this Plan to the contrary, contributions and service credit will be provided with respect to Military Service (as defined in Section 1.18.3) to the extent required by Chapter 43 of Title 38 of the United States Code (USERRA) and in accordance with section 414(u) of the Code.

Article V
Retirement Benefits

    5.1 Payment of Retirement Benefits. A Member who terminates employment on or after his Normal Retirement Date shall be entitled to receive in a single distribution the entire amount of Common Stock in his Account as of the date on which he actually retires, which right shall be nonforfeitable upon his Normal Retirement Date. Any amounts credited to his Account as of the last day of the Year in which he retires shall also be distributed to him. Pending distribution, the Member's Account shall be credited with additional Common Stock (if any) creditable thereto pursuant to Section 4.4 or 4.6.2.

Article VI
Termination of Employment

    6.1 Benefits upon Termination of Employment.

    6.1.1 Disability Benefits. Upon a Member's Termination of Employment on account of Disability, he shall be 100% vested in the amount of Common Stock in his Account as of the date on which his Disability occurs, and shall be entitled to receive the total balance in his Account. Any amounts credited to his Account as of the last day of the Year in which his Disability occurs shall also be distributed to him.

    6.1.2 Other Terminations. Upon a Member's Termination of Employment for reasons other than death, retirement at or after his Normal Retirement Date, or Disability, the Member shall be entitled to receive the Vested Percentage of the balance of his Account as determined under Section 4.10.2.

    6.2 Payment of Benefits upon Termination of Employment.

    6.2.1 In General. Subject to the provisions of Section 9.4, the benefits distributable to a Member pursuant to this Article VI on Termination of Employment shall be distributed in a single distribution no later than December 31 of the Year following the Year in which he terminates employment, provided, that if the total vested balance of a Member's Account as of December 31 of the year of Termination of Employment exceeds $5,000 ($3,500 prior to January 1, 1998), or prior to March 22, 1999 exceeded such amount at the time of any prior distribution, such Member's benefits shall not be distributed without the Member's written consent until required pursuant to Section 9.3. Except as the Member otherwise elects, expressly or by failure to request distribution after receipt of notice advising of the right to so elect, distribution shall in all events commence no later than 60 days after the close of the Year in which the Member attains age 65 (or termination of employment, if later), except to the extent that the Common Stock to be so distributed has not yet been acquired by the Fund. Pending distribution, a Member's Account shall be credited with additional Common Stock (if any) creditable thereto pursuant to Section 4.4 or 4.6.2. If the nonforfeitable balance of a Member's Account is zero, the Member shall be deemed to have received a single-sum distribution of such nonforfeitable balance upon his Termination of Employment. The nonvested portion of the Account of a Member who is deemed to have received a single-sum distribution of his nonforfeitable balance under this Section 6.2.1 shall be forfeited pursuant to Section 6.3.

    6.2.2 Notice Period. Distribution may commence less than 30 days after the notice required under Treas. Reg. section 1.411(a)-11(c) provided that: (a) the Administrator clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (b) the Member, after receiving the notice, affirmatively elects a distribution.

    6.3 Forfeitures. The non-vested portion of a terminated Member's Account shall be forfeited on the last day of the Year coincident with or next following the date of his Termination of Employment, unless he is reemployed prior to the last day of such Year. If he has been so reemployed, no portion of his Account shall be forfeited on such day. All forfeitures shall be reallocated among the remaining Members as provided in Article IV.

    6.4 Reemployment. If a Member is reemployed by an Employer or Affiliate following a forfeiture as described in Section 6.3, the forfeited balances in his Account shall be restored unless such forfeited balances have been irrevocably forfeited pursuant to Section 6.5.

    6.4.1 Source of Restored Amounts. The restoration of a portion of any Account shall be made from forfeitures occurring at the end of the Year that such restoration occurs, and, if necessary, by a special Employer contribution made for that purpose.

    6.4.2 Irrevocable Forfeitures Not Restored. Notwithstanding anything else in this Section 6.4, the non-vested balance of any Account that has been irrevocably forfeited pursuant to Section 6.5 shall not be restored.

    6.5 Irrevocable Forfeitures. The unvested portion of a Member's Account shall be irrevocably forfeited if he incurs five consecutive One-Year Breaks in Service.

Article VII
Withdrawal upon Full Vesting

    7.1 Withdrawal Rights. If a Member's Account has a Vested Percentage of 100%, he may withdraw, at such time and in such manner as the Administrator shall prescribe, any portion thereof not to exceed one-half of the balance of such Account. No more than one withdrawal under this Article VII may be made in any l2-month period, and no more than two such withdrawals may be made in any 60-month period. Notwithstanding the foregoing, shares of Common Stock acquired with the proceeds of an Exempt Loan may not be withdrawn prior to the close of the Year in which the Exempt Loan is repaid in full. The restriction imposed by the immediately preceding sentence and the restriction to no more than two withdrawals in any 60-month period do not apply to "Qualified Members" during their "Qualified Election Periods" (as such terms are defined in Section 4.11.

    7.2 Distribution. Except for transfers to the Arrow Electronics Savings Plan described in Section 7.3, distribution upon a withdrawal pursuant to Section 7.1 (whether made directly to the Member or in a direct rollover to an individual retirement arrangement or other eligible retirement plan) shall be made solely in shares of Common Stock, and there shall be no distribution of any fractional share or cash in lieu thereof.

    7.3 Direct Transfer to Arrow Savings Plan. If a Member directs that a withdrawal under this Article VII be transferred under Section 9.6 as a direct rollover to the Arrow Electronics Savings Plan (the "Savings Plan"), the Administrator shall sell the number of shares designated by such Member and transfer the proceeds in cash, net of brokerage fees and any other direct expenses arising from such sale, to the Savings Plan. Such sale shall be made in accordance with procedures established by the Administrator, and within 90 days after the Administrator receives such a direction from a Member. The amounts so transferred shall be held and invested in accordance with the procedures established under the Savings Plan for rollover contributions.

Article VIII
Death Benefits

    8.1 Death Benefits. In the event of the death of a Member prior to his Termination of Employment, the amount of Common Stock in his Account as of the date of his death shall be distributed to his Beneficiary. Any amounts credited to the deceased Member's Account as of the last day of the Year in which he dies shall also be distributed to his Beneficiary. Both of these distributions shall be made not later than December 31 of the Year following the Year in which the Member's death occurs, except to the extent that the Common Stock in respect of which distribution is to be made has not yet been acquired by the Fund; provided, that if the Member had attained his Normal Retirement Date prior to his death, distribution shall be made not later than 60 days following the close of the Year in which his death occurs. Notwithstanding the foregoing, if the Beneficiary is the Member's spouse, distribution shall be made within 90 days of the Member's death if reasonably practicable and otherwise as soon as practicable. Pending distribution, the deceased Member's Account shall be credited with additional Common Stock (if any) creditable thereto pursuant to Section 4.4 and Section 4.6.2, and his Beneficiary shall be entitled to vote the Common Stock in his Account pursuant to Section 4.9.3.

    8.2 Designation of a Beneficiary.

    8.2.1 Designation of Beneficiary. Subject to the further provisions of this Section 8.2, each Member may designate, at such time and in such manner as the Administrator shall prescribe, a Beneficiary or Beneficiaries (who may be any one or more members of his family or any other persons, executor, administrator, any trust, foundation or other entity) to receive any benefits distributable hereunder to his Beneficiary after the death of the Member as provided herein. Such designation of a Beneficiary or Beneficiaries shall not be effective for any purpose unless and until it has been filed by the Member with the Administrator, provided, however, that a designation mailed by the Member to the Administrator prior to death and received after his death shall take effect upon such receipt, but prospectively only and without prejudice to any payor or payee on account of any payments made before receipt by the Administrator.

    8.2.2 Spouse as Presumptive Beneficiary. Notwithstanding Section 8.2.1, a Member's sole Beneficiary shall be his surviving spouse, if the Member has a surviving spouse, unless the Member has designated another Beneficiary with the written consent of such spouse (in which consent such Beneficiary is specified by name or class, and the effect of such designation is acknowledged) witnessed by a notary public or Plan representative. Any such consent shall be irrevocable. The Administrator may, in his sole discretion, waive the requirement of spousal consent if the Member is legally separated or if the Administrator is satisfied that the spouse cannot be located, or if the Member can show by court order that he has been abandoned by the spouse within the meaning of local law, or if otherwise permitted under applicable regulations.

    8.2.3 Change of Beneficiary. A Member may, from time to time in such manner as the Administrator shall prescribe, change his designated Beneficiary or Beneficiaries, but any such designation which has the effect of naming a person other than the surviving spouse as sole Beneficiary is subject to the spousal consent requirement of Section 8.2.2.

    8.2.4 Failure to Designate. If a Member has failed effectively to designate a Beneficiary to receive the Member's death benefits, or a Beneficiary previously designated has predeceased the Member and no alternative designation has become effective, such benefits shall be distributed to the Member's surviving spouse, if any, or if no spouse survives the Member, to the Member's estate.

    8.3 Proof of Death. The Administrator may require such proof of death and such evidence of the right of any person to receive all or part of the death benefit of a deceased Member as the Administrator may deem desirable. The Administrator's determination of the fact of death of a Member and of the right of any person to receive distributions as a result thereof shall be conclusive upon such Member and all persons having or claiming any right in the Fund on account of such Member.

    8.4 Designation of Method of Distribution. Notwithstanding Section 8.1, a Member (or, after his death, his Beneficiary) may direct the Administrator to cause any distribution in respect of his account following his death to be paid in installments over a period not to exceed five years, by filing with the Administrator a designation of method of payment in such form as may be prescribed or approved by the Administrator.

    8.5 Undistributed Balance of Terminated Member. In the event that a Member shall terminate employment with a vested balance in his Account and shall die prior to the complete distribution of such vested balance, the undistributed portion of such vested balance shall be distributed to his Beneficiary, in the manner provided for in the foregoing provisions of this Article VIII. Notwithstanding the foregoing, the Administrator and Trustee shall be fully protected in making distribution in the name of any such Member prior to the Trustee's receiving actual notice of the death of such Member, and no Beneficiary of a deceased Member shall have any interest in such Member's vested Account balances to the extent that any such distribution shall have been made.

    8.6 Discharge of Liability. If distribution in respect of a Member's Account is made to a person reasonably believed by the Administrator or his delegate (taking into account any document purporting to be a valid consent of the Member's spouse, or any representation by the Member that he is not married) to properly qualify as the Member's Beneficiary under the foregoing provisions of this Article VIII, the Plan shall have no further liability with respect to such account (or the portion thereof so distributed).

Article IX
Distribution of Benefits

    9.1 Form of Distribution of Benefits. A Member or Beneficiary who is eligible for a benefit as provided herein shall receive distribution thereof in Common Stock, with a cash payment in lieu of any fractional share of Common Stock. The Trustee may, however, distribute whole shares of Common Stock which are made up of fractions of various Categories of Common Stock. The Administrator shall apprise the distributee of the basis to the Fund of the Common Stock (and fractions of Common Stock in the event that the whole shares of Common Stock distributed are made up of fractions having different bases) distributed to him.

    9.2 Put Options. All Common Stock distributed by the Plan shall be subject to the provisions of Section 15.8 as if it were acquired with the proceeds of an Exempt Loan. No put option may be granted with respect to any Common Stock under this Plan except as provided in this Section 9.2 and in Section 15.8.

    9.3 Time of Commencement of Benefits.

    9.3.1 Distribution at Age 70-1/2. For calendar years prior to 1989, distribution of the benefits of a Member who was a 5% owner (as described in Section 17.1.2(c)) for any part of any Year during or after which such Member attained age 66-1/2 shall be made in a single sum no later than the first day of April following the later of the calendar year in which such Member attained age 70-1/2 or became a 5% owner, even if he is still employed. Effective beginning with the 1989 calendar year (distributions with respect to which shall be made or begin no later than April 1, 1990) through the 1996 calendar year, this provision shall apply to all Members who attain age 70-1/2 on or after January 1, 1988 but before January 1,1997, regardless of their ownership interest. Effective January 1, 1997, such distributions shall be required hereunder (a) for a Member who is a five percent (5%) owner with respect to the calendar year in which he attained age 70-1/2, by April 1 following such year, and (b) in any other case, by April 1 following the calendar year in which the Member attains age 70-1/2 or terminates employment, whichever is later. Otherwise, distributions to a Member who has attained age 70-1/2 and has not terminated employment shall be at the Member's election. Distributions pursuant to this Section 9.3.2 shall be made as though the Member had retired.

    9.3.2 Subsequent Distributions. If a Member receives a single sum distribution pursuant to Section 9.3.1, any shares of Common Stock subsequently allocated to the Member's Account shall be distributed to the Member as soon as practicable after the end of the Year for which such allocation is made.

    9.3.3 Delay of Payment. Notwithstanding any provisions to the contrary contained in this Plan, in the event that the amount of a payment required to commence on the date otherwise determined under this Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Administrator has been unable to locate the Member (or, in the case of a deceased Member, his Beneficiary) after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained under this Plan or the date on which the Member (or Beneficiary) is located, whichever is applicable.

    9.3.4 Distributions in Accordance with Proposed Regulations. With respect to distributions under the Plan made for calendar year beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This Section 9.3.4 shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

    9.4 Special Rule for Exempt Loan. In the case of Common Stock acquired with the proceeds of an Exempt Loan, no distribution shall be required pursuant to Article VI until the close of the Year in which the loan is repaid in full.

    9.5 Qualified Domestic Relations Orders.

    9.5.1 Definition. For purposes of this Section 9.5.1, "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement) made pursuant to a state domestic relations law (including a community property law) which relates to the provision of child support, alimony payments or marital property to a spouse, former spouse, child or other dependent of a Member and which creates or recognizes the existence of a right of (or assigns such a right to) such spouse, former spouse, child or other dependent (the "Alternate Payee") to receive all or a portion of the benefits payable with respect to a Member under the Plan. A Qualified Domestic Relations Order must clearly specify the amount or percentage of the Member's benefits to be paid to the Alternate Payee by the Plan (or the manner in which such amount or percentage is to be determined). A Qualified Domestic Relations Order (a) may not require the Plan (i) to provide any form or type of benefits or any option not otherwise provided under the Plan, (ii) to pay benefits to an Alternate Payee under such order which are required to be paid to another Alternate Payee under another such order previously filed with the Plan, or (iii) to provide increased benefits (determined on the basis of actuarial equivalents), but (b) may require payment of benefits to the Alternate Payee under the order (i) at any time after the date of the order, (ii) as if the Member had retired on the date on which such payment is to begin under such order (taking into account only the benefits in which the Participant is then vested) and (iii) in any form in which such benefits may be paid to the Member.

    9.5.2 Distributions. The Administrator shall recognize and honor any judgment, decree or order entered on or after January 1, 1985 under a state domestic relations law which the Administrator determines to be a Qualified Domestic Relations Order in accordance with such reasonable procedures to determine such status as the Administrator shall establish. Without limitation of the foregoing, the Administrator shall notify a Member and the person entitled to benefits under a judgment, decree or order which purports to be a Qualified Domestic Relations Order of (a) the receipt thereof, (b) the Plan's procedures for determining whether such judgment, decree or order is a Qualified Domestic Relations Order and (c) any determination made with respect to such status. During any period during which the Administrator is determining whether any judgment, decree or order is a Qualified Domestic Relations Order, any amount which would have been payable to any person pursuant to such order shall be separately accounted for pending payment to the proper recipient thereof. Any such amount, as so adjusted, shall be paid to the person entitled to such payment under any such judgment, decree or order if the Administrator determines such judgment, decree or order to be a Qualified Domestic Relations Order within 18 full calendar months commencing with the date on which the first payment would be required to be made under such judgment, decree or order. If the Administrator is unable to make such a determination within such time period, payment under the Plan shall be as if such judgment, decree or order did not exist and any such determination made after such time period shall be applied prospectively only.

    9.6 Direct Rollover of Eligible Rollover Distributions. This Section applies to distributions from the Plan made on or after January 1, 1993. Notwithstanding any provisions of this Plan that would otherwise limit a Distributee's election under this Section 9.6, a Distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an Eligible Rollover Distribution paid in a Direct Rollover directly to an Eligible Retirement Plan specified by the Distributee.

    9.6.1 Definitions. For purposes of this Section 9.6, the following terms shall have the meanings specified below.

    9.6.1.1 Eligible Rollover Distribution. Any distribution of all or any portion of the balance to the credit of a Distributee under the Plan, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequent than annual) made for the life (or life expectancy) of the Distributee or the joint lives (or life expectancies) of the Distributee and the Distributee's Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income; and any deemed distribution occurring upon the Member's Termination of Employment under which the Member's account balance is offset by the amount of an outstanding Plan loan.

    9.6.1.2 Eligible Retirement Plan. An individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or another employer's qualified trust described in section 401(a) of the Code, that accepts a Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

    9.6.1.3 Distributee. A Member, a Member's surviving Spouse or a Member's Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order (as defined in section 414(p) of the Code and Section 9.5.1).

    9.6.1.4 Direct Rollover. A payment by the Plan to an Eligible Retirement Plan specified by a Distributee, in the manner prescribed by the Administrator.

    9.6.2 Limitation. No more than one Direct Rollover may be elected by a Distributee for each Eligible Rollover Distribution. A Direct Rollover shall be paid in cash.

    9.6.3 Default Procedure. If, upon Termination of Employment, the value of a Member's Account does not exceed $5,000 ($3,500 prior to January 1, 1998), and such Member does not make a timely election under this Section 9.6 to make a Direct Rollover, the Member's Account shall be distributed to the Member in accordance with Section 6.2.

Articel X
Administration of the Plan

    10.1 Named Fiduciary. The named fiduciary under the Plan shall be the Administrator, who shall have authority to control and manage the operation and administration of the Plan, except that he shall have no authority or responsibility with respect to those matters which under any applicable trust agreement, insurance policy or similar contract are the responsibility, or subject to the authority, of the Trustee, any insurance company or similar organization. The named fiduciary under the Plan shall have the right, by written instrument executed by him, to designate persons other than the named fiduciary to carry out fiduciary responsibilities under the Plan.

    10.2 The Administrator.

    10.2.1 Appointment of Administrator. The Board of Directors shall appoint an Administrator to administer the Plan, without regard to whether or not he is an officer or employee of an Employer or a Member of the Plan, or whether or not he is serving as a Trustee of this Plan, and he shall serve at the pleasure of the Board of Directors. The Administrator may resign by delivering his written resignation to the Board of Directors. Any vacancy in the position of Administrator, arising for any reason whatsoever, shall be filled by the Board of Directors. If the Administrator is also a Member of this Plan, he shall not vote or act upon any matter relating solely to himself. In the event no Administrator is then serving, or if the Administrator is incapable of taking action with respect to any matter (because the matter relates solely to himself, or for any other reason), the Board of Directors shall administer the Plan with respect to such matter.

    10.2.2 Duties. The Administrator shall have all powers and discretion necessary or helpful for the carrying out of his responsibilities, and without limiting the generality of the foregoing, shall have the power and complete discretion to:

    10.2.2.1 Determine all questions arising out of or in connection with the provisions of the Plan or its administration, including, without limitation, the power and discretion to resolve ambiguities, to determine relevant facts, to rectify errors, and to supply omissions;

    10.2.2.2 Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of the Plan;

    10.2.2.3 Construe all terms, provisions, conditions and limitations of the Plan;

    10.2.2.4 Determine all questions relating to the eligibility of persons to receive benefits hereunder, all other matters upon which the benefits or other rights of a Member or other person shall be based hereunder;

    10.2.2.5 Determine all questions relating to the administration of the Plan (1) when disputes arise between an Employer and a Member or his Beneficiary, spouse or legal representatives, and (2) in order to promote the uniform administration of the Plan for the benefit of all parties concerned;

    10.2.2.6 Direct the Trustee as to the method by which and persons to whom benefits will be paid;

    10.2.2.7 Establish procedures for determining whether a domestic relations order is a qualified domestic relations order ("QDRO") as defined in Section 9.5.1 and for complying with any such QDRO;

    10.2.2.8 Determine the method of making corrections necessary or advisable as a result of operating defects in order to preserve qualification of the Plan under section 401(a) of the Code pursuant to procedures of the Internal Revenue Service applicable in such cases (such as those set forth in Revenue Procedure 2001-17 and corresponding successor guidance);

    10.2.2.9 Compromise or settle claims against the Plan and direct the Trustee to pay amounts required in any such settlements or compromise; and

    10.2.2.10 Employ such persons as he shall deem necessary or desirable to assist in the administration of the Plan.

    The determination of the Administrator shall be conclusive and binding on all persons. The foregoing list of powers is not intended to be either complete or exclusive, and the Administrator shall, in addition, have such powers as he may determine to be necessary for the performance of his duties under the Plan and the Trust Agreement.

    10.2.3 Expenses of the Administrator. All expenses of the Administrator shall be paid by the Company, and such expenses shall include any expenses authorized by the Board of Directors as necessary or desirable in the administration of the Plan.

    10.3 Notification of Members. Annually, after all allocations required hereunder for each Year have been made, the Administrator shall provide each Member with a statement of the amount of Common Stock in his Account.

    10.4 Advisers. Any named fiduciary under the Plan, and any fiduciary designated by a named fiduciary to whom such power is granted by a named fiduciary under the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

    10.5 Service in Multiple Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

    10.6 Limitation of Liability; Indemnity.

    10.6.1 Delegation of Duty. Except as otherwise provided by law, if any duty or responsibility of a named fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan, then such named fiduciary shall not be liable for any act or omission of such person in carrying out such duty or responsibility.

    10.6.2 Limitation of Liability. Except as otherwise provided by law, no person who is a named fiduciary, or any employee, director or officer of any Employer or Affiliate, shall incur any liability whatsoever on account of any matter connected with or related to the Plan or the administration of the Plan, unless such person shall have acted in bad faith or been guilty of willful misconduct or gross negligence in respect of his duties, actions or omissions in respect of the Plan.

    10.6.3 Indemnity. The Company shall indemnify and save harmless each fiduciary, and each employee, director or officer of any Employer or Affiliate, from and against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever), unless such person shall have acted in bad faith or been guilty of willful misconduct or gross negligence in respect of his duties, actions or omissions in respect of the Plan.

    10.7 Reliance on Information. The Administrator and any Employer and its officers, directors and employees shall be entitled to rely upon all tables, valuations, certificates, opinions and reports furnished by any accountant, trustee, insurance company, counsel or other expert who shall be engaged by an Employer or the Administrator, and the Administrator and any Employer and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

    10.8 Funding Policy. The funding policy and method of the Plan shall consist of the receipt of contributions and the investment thereof pursuant to the provisions of the Plan, taking into account the objectives of the Plan as stated in the Introduction.

    10.9 Proper Proof. In any case in which an Employer or the Administrator shall be required under the Plan to take action upon the occurrence of any event, they shall be under no obligation to take such action unless and until proper and satisfactory evidence of such occurrence shall have been received by them.

    10.10 Genuineness of Documents. The Administrator, and any Employer and its respective officers, directors and employees, shall be entitled to rely upon any notice, request, consent, letter, telegram or other paper or document believed by them or any of them to be genuine, and to have been signed or sent by the proper person, and shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon.

Article XI
The Trust Agreement

    11.1 The Trust Agreement. The Company, on behalf of itself and each other Employer, shall enter into a Trust Agreement with the Trustee providing for the establishment of a Fund hereunder. The Fund established pursuant to this Section 11.1 shall include (a) a PAYSOP fund consisting of the Company contributions paid to Part II of this Plan as in effect prior to the close of business on December 31, 1988 and earnings and profits thereon, and (b) a general fund consisting of all other contributions of the Company to the Plan and earnings and profits thereon. The provisions of the Trust Agreement shall applied to the PAYSOP shall apply on to the extent consistent with section 301(d) of the Tax Reduction Act of 1975 or section 409 of the Code during the period such provisions are in effect. The Trust Agreement shall be deemed to form a part of this Plan, and any and all rights which may accrue to any person under this Plan shall be subject to all the terms and provisions of such Trust Agreement. Copies of the Trust Agreement shall be filed with the Administrator and, upon reasonable application and notice, shall be made available for inspection by any Member.

    11.2 Rights of the Company. Except as otherwise expressly provided in the Trust Agreement or in Section 4.7, upon the transfer by an Employer of any money or assets to the Fund, all interest of the Employer therein shall cease and terminate, legal title to such Fund shall be vested absolutely in the Trustee and no part of the Fund or income therefrom shall be used for or diverted to purposes other than the exclusive benefit of the Members and their Beneficiaries as provided herein; provided, however, that:

          (a) A contribution that is made by an Employer by a mistake of fact may be returned to the Employer upon its request within one year after the payment of the contribution; and

          (b) A contribution that is conditioned upon its deductibility under section 404(a) of the Code may be returned to the Employer upon its request, to the extent that the contribution is disallowed as a deduction, within one year after such disallowance.

    11.3 Duties and Responsibilities of the Trustee. The Trustee will hold and invest all funds as provided herein and in the Trust Agreement. The Trustee will make, at the direction of the Administrator, all payments to Members and their Beneficiaries.

    The Trustee shall invest all assets in the Fund in the Common Stock of the Company. However, pending such investment in Common Stock, the Trustee may make temporary investments in short-term fixed income obligations.

    The Trustee shall not be required to make any payment of benefits or distributions out of the Fund, or to allocate or reallocate any amounts, except upon the written direction of the Administrator. The Trustee shall not be charged with knowledge of any action by the Board of Directors or of the termination of employment, retirement, Disability or death of any Member, unless it shall be given written notice of such event by the Administrator.

    11.4 Leveraged Purchases. The Trustee shall be entitled to borrow funds for the purpose of purchasing Common Stock, either from the Company or from shareholders of the Company. Any such loan that is an Exempt Loan shall comply with the provisions of Article XV.

Article XII
Amendment

    12.1 Right of the Company to Amend the Plan. The Company shall have the right at any time and from time to time to amend any or all of the provisions of this Plan. Except as provided in Section 12.3, no such amendment shall authorize or permit any part of the Fund to be used for or diverted to purposes other than for the exclusive benefit of the Members and their Beneficiaries, nor shall any amendment reduce any amount then credited to the individual account of any Member, reduce any Member's vested interest in his account, or affect the rights, duties and responsibilities of the Trustee without his written consent.

    12.2 Plan Merger. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Member shall be entitled to a benefit immediately after the merger, consolidation, or transfer (if such other plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then been terminated).

12.3 Amendments Required by Law. All provisions of this Plan, and all benefits and rights granted hereunder, are subject to any amendments, modifications or alterations which are necessary from time to time, (a) to qualify the Plan under section 40l(a) of the Code and the regulations and rulings thereunder, (b) to continue the Plan as so qualified, (c) to qualify the Plan as an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code and the regulations and rulings thereunder, and within the meaning of section 407(d)(6) of ERISA and the regulations and rulings thereunder, (d)  to comply with any other provision of law. Accordingly, notwithstanding any other provision of this Plan, the Company may amend, modify or alter the Plan with retroactive effect in any respect or manner necessary to qualify the Plan under section 40l(a) of the Code, to continue the Plan as so qualified, to meet the aforementioned statutory requirements or to comply with any other provision of applicable law.

Article XIII
Discontinuance of Contributions
and Termination of the Plan

    13.1 Right to Terminate the Plan or Discontinue Contributions. The Employers have established the Plan with the bona fide intention and expectation that from year to year they will be able to and will deem it advisable to make contributions as herein provided. In any given Year, however, the board of directors of an Employer may determine that circumstances make it impossible or inadvisable for the Employer to make contributions in respect of that Year. The failure of such board of directors to authorize contributions in respect of any Year shall not constitute a termination of the Plan. However, the Company reserves the right to terminate the Plan or completely discontinue contributions thereto at any time, with respect to any or all Employers hereunder.

    13.2 Manner of Termination. In the event the Board of Directors decides it is impossible or inadvisable to continue the Plan, the Board of Directors shall have the power to terminate the Plan by appropriate resolution. A certified copy of such resolution or resolutions shall be delivered to the Administrator, and as soon as possible thereafter the Administrator shall deliver to the Trustee a copy of the resolution or resolutions and shall give appropriate notice to the Members.

    13.3 Effect of Termination. In the event of the complete or partial termination (within the meaning of section 411(d)(3) of the Code) of the Plan or a complete discontinuance of contributions by the Employers, the rights of all affected Members to their Accounts as of the date of such termination or such complete discontinuance of contributions shall be fully vested and nonforfeitable (within the meaning of section 411 of the Code and regulations thereunder). After the date of a complete termination specified in the resolution or resolutions adopted by the Board of Directors, the Employers shall make no further contributions under the Plan. In the event of a complete discontinuance of contributions without a termination of the Plan, the Administrator shall remain in existence and all provisions of the Plan shall remain in force which are necessary in the opinion of the Administrator, other than the provisions for contributions, and the Fund shall remain in existence and all provisions of the Trust Agreement shall remain in force which are necessary in the sole opinion of the Administrator, other than provisions relating to contributions.

    13.4 Distribution of the Fund. In the event of a termination of the Plan, the Trustee shall apply each Member's account to the benefit of such Member (or his Beneficiary) in accordance with the instructions of the Administrator. Except as specifically provided in Section 4.7 or 11.2 or in the Trust Agreement, no assets will revert from the Trust to any Employer.

13.5 Expenses of Termination. In the event of the complete or partial termination of the Plan, the expenses incident thereto shall be a prior claim and lien upon the assets of the Trust Fund, and shall be paid or provided for prior to the distribution of any benefits pursuant to such termination.

Article XIV
Miscellaneous Provisions

    14.1 Plan Not a Contract of Employment. Neither the establishment of the Plan created hereby, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits hereunder, shall be construed as giving to any Member or other person any legal or equitable right against any Employer, any officer or employee thereof, the Board of Directors or any member thereof, the Administrator, or any Trustee, except as provided herein and under no circumstances shall the terms of employment of any Member be in any way affected hereby.

    14.2 Source of Benefits. All benefits payable under the Plan shall be paid or provided for solely from the Fund and the Employers assume no liability or responsibility therefor. The Employers are under no legal obligation to make any contributions to the Fund. No action or suit shall be brought by any Employee or Beneficiary, or by any Trustee, against any Employer for any such contribution.

    14.3 Spendthrift Clause. Except as may be otherwise required by a "qualified domestic relations order" (as defined in section 414(p) of the Code), or by other applicable law recognized as a permitted exception to this provision by section 401(a)(13) of the Code and regulations thereunder, no benefit or payment under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and no attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit or payment, or subject to attachment, garnishment, levy, execution or other legal or equitable process.

    14.4 Merger. The merger or consolidation of the Company with any other company or the transfer of the assets of the Company to any other company by sale, exchange, liquidation or otherwise or the merger of this Plan with any other retirement plan shall not in and of itself result in the termination of the Plan or be deemed a Termination of Employment of any Employee.

    14.5 Valuation of Common Stock. Except as otherwise expressly provided, for all purposes of this Plan, the value of Common Stock on any day on which a national securities exchange is open for trading in Common Stock shall be (a) the mean between the high and low prices at which Common Stock was traded on such exchange on such day, or (b) if there were no trades of Common Stock on such exchange on such day, the mean between the high bid and low asked prices for Common Stock on such day. In the event that the value of Common Stock is to be determined under this Plan as of a day on which there was no national exchange open for trading in Common Stock, the value of Common Stock on such day shall be the value of Common Stock on the most recent day on which a national exchange was open for trading in Common Stock, as determined in accordance with the preceding sentence.

    14.6 Claims Procedure. The Administrator shall establish a claims procedure in accordance with applicable law, under which any Member or Beneficiary whose claim for benefits has been denied shall have a reasonable opportunity for a full and fair review of the decision denying such claim.

    14.7 Inability to Locate Distributee. Notwithstanding any other provision of the Plan, in the event that the Administrator cannot locate any person to whom a payment or distribution is due under the Plan, and no other payee has become entitled thereto pursuant to any provision of the Plan, the account in respect of which such payment or distribution is to be made shall be forfeited at the close of the third Year following the Year in which such payment or distribution first became due (but in all events prior to the time such account would otherwise escheat under any applicable state law); provided, that any account so forfeited shall be reinstated if such person subsequently makes a valid claim for such benefit.

    14.8 Payment to a Minor or Incompetent. If any amount is payable to a minor or other legally incompetent person, such amount may be paid in any of the following ways, as the Administrator in his sole discretion shall determine:

          (a)To the legal representatives of such minor or other incompetent person;

          (b)Directly to such minor or other incompetent person;

          (c)To a parent or guardian of such minor, or to a custodian for such minor under the Uniform Transfers to Minors Act (or similar statute) of any jurisdiction or to the person with whom such minor shall reside.

    Payment to such minor or incompetent person, or to such other person as may be determined by the Administrator, as above provided, shall discharge all Employers, the Administrator, the Trustees and any insurance company or other person or corporation making such payment pursuant to the direction of the Administrator, and none of the foregoing shall be required to see to the proper application of any such payment to such person pursuant to the provisions of this Section 14.8.

    14.9 Doubt as to Right to Payment. If at any time any doubt exists as to the right of any person to any payment hereunder or as to the amount or time of such payment (including, without limitation, any doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws) the Administrator shall be entitled, in its discretion, to direct the Trustee (or any insurance company) to hold such sum as a segregated amount in trust until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Administrator).

    14.10 Estoppel of Members and Beneficiaries. The Employers, Administrator and Trustee may rely upon any certificate, statement or other representation made to them by any Employee, Member or Beneficiary with respect to age, length of service, leave of absence, date of cessation of employment or other fact required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any benefits or the doing of any act in reliance upon any such certificate, statement or other representation. Any such certificate, statement or other representation made by an Employee or Member shall be conclusively binding upon such Employee or Member and his Beneficiary and estate, and such Employee, Member, Beneficiary and estate shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation. Any such certificate, statement or other representation made by a Beneficiary shall be conclusively binding upon such Beneficiary, and such Beneficiary shall thereafter and forever be estopped from disputing the truth and correctness of such certificate, statement or other representation.

    14.11 Controlling Law. This Plan and the interpretation and performance of all its terms shall be controlled by the internal laws of the State of New York (without regard to principles of conflict of laws), to the extent not preempted by federal law.

    14.12 Separability. If any provision of the Plan or the Trust Agreement is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan and/or the Trust Agreement, and the Plan and Trust Agreement shall be construed and enforced as if such provision had not been included therein.

    14.13 Captions. The captions contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the Plan or the construction of any provision thereof.

    14.14 Usage. Whenever applicable, the masculine gender, when used in the Plan, shall include the feminine or neuter gender, and the singular shall include the plural.

    14.15 Family Aggregation Rules Repealed. The family aggregation rules previously in effect are repealed as of January 1, 1997.

Article XV
Exempt Loans

    15.1 Application of Article. This Article XV shall apply in the event that the Trustee shall purchase Common Stock with loan proceeds (including a purchase on deferred payment terms), and the loan is made by or guaranteed by the Company or another disqualified person with respect to the Plan. Any such loan must be primarily for the benefit of the Members participating in the Plan and their Beneficiaries.

    15.2 Use of Proceeds. The proceeds of an Exempt Loan must be used within a reasonable time after their receipt by the Plan only for any or all of the following purposes: (a) to acquire Common Stock; (b) to repay such loan; (c) to repay a prior Exempt Loan.

    15.3 Non-Recourse Requirement. An Exempt Loan shall be without recourse against the Plan. Such loan shall be payable only out of contributions (other than contributions of Common Stock or other employer securities) that are made by the Employers under the Plan in order to meet their obligations under the loan, collateral given for the loan (if any), and earnings attributable to the investment of such contributions or to such collateral (including dividends or other distributions in respect of Common Stock acquired with the proceeds of an Exempt Loan). The payments made with respect to an Exempt Loan by the Plan during a Year shall not exceed the excess of (a) the amount of such contributions and earnings received during or prior to the Year over (b) the amount of such payments in prior Years. Such contributions and earnings shall be accounted for separately in the records of the Plan until the loan is repaid.

    15.4 Permitted Collateral. The only assets of the Plan that may be given as collateral on an Exempt Loan are Common Stock acquired with the proceeds of the loan, and Common Stock that was collateral on a prior Exempt Loan repaid with the proceeds of the current Exempt Loan.

    15.5 Default. In the event of default upon an Exempt Loan, the value of Plan assets transferred in satisfaction of the loan shall not exceed the amount of default. If the "lender" (not including for this purpose a mere guarantor) is a disqualified person with respect to the Plan, the loan must provide for a transfer of Plan assets on default only upon and to the extent of the failure of the Plan to meet the payment schedule of the loan.

    15.6 Release from Encumbrance. In the event that an Exempt Loan is secured by collateral in accordance with Section 15.4, such loan must provide for the release of such collateral in accordance with applicable regulations.

    15.7 Suspense Account. All Common Stock acquired with the proceeds of an Exempt Loan shall be added to and maintained in a Suspense Account. In the event that all of such Common Stock shall be pledged as collateral for such loan, such Common Stock shall be withdrawn from the Suspense Account at the rate at which it is released from such pledge as provided in Section 15.6. In all other cases, such Common Stock shall be withdrawn from the Suspense Account at the rate that would apply under the foregoing provisions of this Section 15.7 if all such Common Stock had been so pledged. For such purpose, the rate of withdrawal from the Suspense Account shall be determined under applicable regulations based on the proportion of payments of both principal and interest paid for the Year, unless (a) the Administrator shall elect to determine the rate of withdrawal solely with reference to principal payments and (b) a withdrawal based solely on principal payments shall be permissible under applicable regulations.

    15.8 Put Option. Except as provided in the following provisions of this Section 15.8, Common Stock acquired with the proceeds of an Exempt Loan shall not be subject to a put, call or other option, or buy-sell or similar arrangement while held by and when distributed by the Plan, whether or not the Plan is then an ESOP.

    15.8.1 Legal Requirement. Common Stock acquired with the proceeds of an Exempt Loan shall be subject to a put option on the terms and conditions set forth in this Section 15.8, which terms and conditions shall be construed and applied so as at all times to comply with applicable regulations under section 4975 of the Code and section 407(d)(6) of ERISA. Without limiting the generality of Sections 12.1 and 12.3, or any other provision of the Plan, in the event that applicable provisions of law, or regulations, are subsequently modified so as to require or permit a change in any of such terms or conditions, or to require or permit new, different or additional terms or conditions, the Company reserves the right to amend this Section 15.8 in any respect or manner which it may deem necessary or desirable in order to comply with or conform to applicable law or regulations as so modified.

    15.8.2 Put Options. If Common Stock acquired with the proceeds of an Exempt Loan, when distributed, is not publicly traded or is subject to a restriction under federal or state securities laws or regulations thereunder, or under an agreement affecting such Common Stock which would make such stock not as freely tradable as stock not subject to such a restriction, a Member shall have the option to put such stock to the Company at a price equal to the fair market value thereof, as determined under a fair valuation formula in compliance with any applicable regulations. Solely for the purposes of this Section 15.8, a Member shall mean a Member (or former Member) or his Beneficiary to whom the Plan has distributed shares of Common Stock acquired with the proceeds of an Exempt Loan, or a donee of either thereof or any person (including an estate or its distributee) to whom such Common Stock passes by reason of the death of a Member (or former Member) or a Beneficiary. Under no circumstances may the put option bind the Plan; however, the Trustee in its discretion may elect to assume the rights and obligations of the Company with respect to any put option at the time it is exercised by giving written notice thereof (in such form as the Trustee shall in its discretion determine) to the Member exercising the put option. If it is known at the time an Exempt Loan is made that federal or state law will be violated by the Company's honoring the put option described in this Section 15.8.2, a Member shall have the option to put the Common Stock subject to this Section 15.8.2 in a manner consistent with such federal or state law, to such affiliate or shareholder (other than this Plan) of the Company as the Company, in its discretion, may designate (and in such case the provisions of this Section 15.8 shall be applied as if such shareholder or affiliate were the Company to the extent necessary or appropriate); provided, however, that any such affiliate or shareholder shall have substantial net worth at the time the Exempt Loan is made and such net worth is reasonably expected to remain substantial.

    15.8.3 Period of Exercisability. The put option shall be exercisable for a period of at least 60 days following the date of distribution of Common Stock subject to a put option under this Section 15.8 and, if the option is not exercised within such 60-day period, for an additional period of at least 60 days in the following year. In no event shall any period during which a put option is otherwise exercisable under this subsection 15.8.3 include any time during which a Member is unable to exercise such option because the Company (or other party bound by the put option) is prohibited from honoring it by applicable federal or state law, and the period during which a put option is so exercisable shall be extended by the amount of time during which such prohibition was in effect.

    15.8.4 Payment. The Company (or the Plan if it assumes the Company's obligations pursuant to Section 15.8.2, shall make full payment of the purchase price for Common Stock which is the subject of a put option that is properly exercised by a Member within 30 days after the Member surrenders to the Company (or the Plan) certificates representing such Common Stock, duly endorsed or accompanied by a stock power duly executed, in either case with his signature duly guaranteed, and accompanied by all required stock transfer stamps; provided, that in the event the shares put to the Company pursuant to Section 15.8.2 were distributed to the Member as part of a total distribution, the Company may elect to make such payment in substantially equal annual installments over a period beginning within 30 days after the date the put option is exercised and not exceeding five years if the Company provides adequate security and pays a reasonable interest rate with respect thereto. Payment under a put option may not be restricted by the provisions of an Exempt Loan or any other loan or arrangement entered into on or after November 1, 1977 to which the Company or the Plan is a party or by which either is bound, unless so required by applicable state law.

    15.8.5 Nonterminable Rights. The protections and rights provided by this Section 15.8.5 shall be nonterminable. Thus, if the Plan holds or has distributed Common Stock acquired with the proceeds of an Exempt Loan, and either such loan is repaid or the Plan ceases to be an ESOP, such protections and rights shall continue.

    15.9 Other Terms of Loan. An Exempt Loan must be for a specific term, and may not be payable on demand except in the case of default. Such loan shall, at the time it is made, be on terms at least as favorable to the Plan as the terms of a comparable loan resulting from arm's length negotiations between independent parties, and shall not require the payment of interest in excess of a reasonable rate of interest.

Article XVI
Leased Employees

    16.1 Definitions. For purposes of this Article XVI, the term "Leased Employee" means any person (a) who performs or performed services for an Employer or Affiliate (hereinafter referred to as the "Recipient") pursuant to an agreement between the Recipient and any other person (hereinafter referred to as the "Leasing Organization"), (b) who has performed such services for the Recipient or for the Recipient and related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year, and (c) whose services are performed under primary direction or control by the Recipient.

    16.2 Treatment of Leased Employees. For purposes of this Plan, a Leased Employee shall be treated as an ineligible employee of an Affiliate, whose service for the Recipient (including service during the one-year period referred to in Section 16.1) is to be taken into account in determining compliance with the service requirements of the Plan relating to participation and vesting. However, the Leased Employee shall not be entitled to share in contributions or forfeitures under the Plan with respect to any service or compensation attributable to the period during which he is a Leased Employee, and shall not be eligible to become a Member eligible to accrue benefits under the Plan unless and except to the extent that he shall at some time, either before or after his service as a Leased Employee, qualify as an Employee without regard to the provisions of this Article XVI (in which event, status as a Leased Employee shall be determined without regard to clause (b) of Section 16.1, to the extent required by applicable law).

    16.3 Exception for Employees Covered by Plans of Leasing Organization. Section 16.2 shall not apply to any Leased Employee if such employee is covered by a money purchase pension plan of the Leasing Organization meeting the requirements of section 414(n)(5)(B) of the Code and Leased Employees do not constitute more than 20% of the aggregate "nonhighly compensated work force" (as defined in section 414(n)(5)(C)(ii) of the Code) of all Employers and Affiliates.

    16.4 Construction. The purpose of this Article XVI is to comply with the provisions of section 4l4(n) of the Code. All provisions of this Article shall be construed consistently therewith, and, without limiting the generality of the foregoing, no individual shall be treated as a Leased Employee except as required under such section.

Article XVII
"Top-Heavy" Provisions

    17.1 Determination of "Top-Heavy" Status.

    17.1.1 Applicable Plans. For purposes of this Article XVII, "Applicable Plans" shall include (a) each plan of an Employer or Affiliate in which a Key Employee (as defined in Section 17.1.2 for this Plan, and as defined in section 416(i) of the Code for each other Applicable Plan) participates during the five-year period ending on such plan's "determination date" (as described in Section 17.1.4) and (b) each other plan of an Employer or Affiliate which, during such period, enables any plan in clause (a) of this sentence to meet the requirements of sections 401(a)(4) and 410 of the Code. Any plan not required to be included under the preceding sentence may also be included, at the option of the Company, provided that the requirements of sections 401(a)(4) and 410 of the Code continue to be satisfied for the group of Applicable Plans after such inclusion. Applicable Plans shall include terminated plans, frozen plans, and to the extent that benefits are provided with respect to service with an Employer or an Affiliate, multiemployer plans (described in section 414(f) of the Code) and multiple employer plans (described in section 413(c) of the Code) to which an Employer or an Affiliate makes contributions.

    17.1.2 Key Employee. For purposes of this Article XVII, "Key Employee" shall mean an employee (including a former employee, whether or not deceased) of an Employer or Affiliate who, at any time during a given Year or any of the four preceding Years, is one or more of the following:

          (a)An officer of an Employer or Affiliate having Earnings (as defined in Section 3.3.4) of more than 50% of the dollar amount in effect under section 415(b)(1)(A) of the Code for any such Year; provided, that the number of employees treated as officers shall be no more than 50 or, if fewer, the greater of three employees or 10% of the employees, including Leased Employees as described in Section 16.1 (exclusive of employees described in section 414(q)(5) of the Code).

          (b)One of the 10 employees (i) having Earnings from the Employer or Affiliate of more than the dollar amount described in Section 3.3.1 and (ii) owning (or considered as owning, within the meaning of section 416(i) of the Code), the largest percentage interests in value of an Employer or Affiliate, provided that such percentage interest exceeds 0.5% in value. If two employees have the same interest in the Employer or Affiliate, the employee having greater Earnings shall be treated as having a larger interest.

          (c)A person owning (or considered as owning, within the meaning of section 416(i) of the Code), more than 5% of the outstanding stock of an Employer or Affiliate, or stock possessing more than 5% of the total combined voting power of all stock of the Employer or Affiliate (or having more than 5% of the capital or profits interest in any Employer or Affiliate that is not a corporation, determined under similar principles).

          (d)A 1% owner of an Employer or Affiliate having Earnings of more than $150,000. A "1% owner" means any person who would be described in Section 17.1.2(c) if "1%" were substituted for "5%" in each place where it appears in Section 17.1.2(c).

      17.1.3 Top Heavy Condition. In any Year during which the sum, for all Key Employees, of the present value of the cumulative accrued benefits under all Applicable Plans which are defined benefit plans (determined based on the actuarial assumptions set forth in the "top-heavy" provisions of such plans) and the aggregate of the accounts under all Applicable Plans which are defined contribution plans, exceeds 60% of a similar sum determined for all members in such plans (but excluding members who are former Key Employees), the Plan shall be deemed "Top-Heavy."

      17.1.4 Determination Date. The determination as to whether this Plan is "Top-Heavy" for a given Year shall be made on the last day of the preceding Year (the "Determination Date"); and other plans shall be included in determining whether this Plan is "Top-Heavy" based on the determination date as defined in Code section 416(g)(4)(c) for each such plan which occurs in the same calendar year as such Determination Date for this Plan.

      17.1.5 Valuation. The value of the account balance of accrued benefits for each Applicable Plan will be determined subject to Code section 416 and the regulations thereunder, as of the most recent Valuation Date occurring within the 12-month period ending on the applicable determination date for such plan.

      17.1.6 Distributions within Five Years. Subject to Section 17.1.7, distributions from the Plan or any other Applicable Plan during the five-year period ending on the applicable Determination Date shall be taken into account in determining whether the Plan is "Top-Heavy."

      17.1.7 No Services within Five Years. Benefits and distributions shall not be taken into account with respect to any individual who has not rendered any services to any Employer or Affiliate at any time during the five-year period ending on the applicable determination date.

      17.1.8 Compliance with Code Section 416. The calculation of the "Top-Heavy" ratio, and the extent to which distributions, rollovers and transfers from this Plan or any other Applicable Plan shall be taken into account, will be made in accordance with Code section 416 and applicable regulations thereunder.

      17.1.9 Beneficiaries. The terms "Key Employee" and "Member" include their beneficiaries.

      17.1.10Accrued Benefit Under Defined Benefit Plans. Solely for purposes of determining whether this Plan or any other Applicable Plan is "Top-Heavy" for a given Year, the accrued benefit under any defined benefit plan of a Member other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer or an Affiliate, or (b) if there is no such method, as if such benefit accrued not more rapidly than at the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code.

    17.2 Provisions Applicable in "Top-Heavy" Years. For any Year in which the Plan is deemed to be "Top-Heavy," the following provisions shall apply to any Member who has not terminated employment before such Year.

    17.2.1 Required Allocation. The amount of Employer contributions and forfeitures which shall be allocated to the account of any active Member who (a) is employed by an Employer or Affiliate on the last day of the Year and (b) is not a Key Employee shall be (i) at least 3% of such Member's Earnings for such Year, or, (ii) if less, an amount equal to such Earnings multiplied by the highest allocation rate for any Key Employee. For purposes of the preceding sentence, the allocation rate for each individual Key Employee shall be determined by dividing the Employer contributions and forfeitures allocated to such Key Employee's account under all Applicable Plans considered together, by his Earnings; provided, however, that clause (ii) does not apply if this Plan enables a defined benefit plan required to be so aggregated under Section 17.1.1 to meet the requirements of section 401(a)(4) or 410 of the Code. The minimum-allocation provisions of this Section 17.2.1 shall, to the extent necessary, be satisfied by special Employer contributions made by the Employer for that purpose. Notwithstanding the foregoing, the minimum allocations otherwise required by this Section 17.2.1 shall not be required to be made for any Member if such Member is covered under a defined benefit plan maintained by an Employer or an Affiliate which provides the minimum benefit required under section 416(c)(1) of the Code, and/or to the extent that the minimum allocation otherwise required by this Section 17.2.1 is made under another defined contribution plan maintained by an Employer or an Affiliate. In addition, any minimum allocation required to be made for a Member who is not a Key Employee shall be deemed satisfied to the extent of the benefits provided by any other qualified plan maintained by an Employer or an Affiliate.

    17.2.2 Multiplier. Except as otherwise provided by law for years prior to January 1, 2000, "1.00" shall be substituted for the multiplier "1.25" required by section 415(e)(2)(B)(i) and (3)(B)(i) of the Code, unless the following conditions are met:

          (a)the percentage described in Section 17.1.3 does not exceed 90%; and

          (b)"4%" is substituted for "3%" in Section 17.2.1.

      Notwithstanding any other provision of this Plan, if the sum of the combined limitation fractions described in section 415(e)(2) and (3) of the Code as applied to this Plan, calculated by substituting "1.00" for "1.25" in applying section 415(e)(2)(B)(i) and (3)(B)(i) of the Code, for any Member exceeds 100% for the last Year before the Plan becomes "Top-Heavy," such fractions shall be adjusted, in accordance with applicable regulations, so that their sum does not exceed 100% for such Year.

      17.2.3 Vesting. Any Member shall be vested in his account on a basis at least as favorable as is provided under the following schedule:

Years of Employment                        Vested Percentage

Less than 2                                                  0%

2 but less than 3                                           20%

3 but less than 4                                           40%

4 but less than 5                                          60%

5 but less than 6                                          80%

6 or more                                                  100%

In any Year in which the Plan is not deemed to be "Top- Heavy," the minimum Vested Percentage of any account shall be no less than that which was determined as of the last day of the last Year in which the Plan was deemed to be "Top-Heavy." The minimum vesting schedule set out above shall apply to all benefits within the meaning of Code section 411(a)(7) except those attributable to employee contributions, including benefits accrued before the effective date of this Article XVII and benefits accrued before the Plan became "Top-Heavy." Any vesting schedule change caused by alterations in the Plan's "Top-Heavy" status shall be deemed to result from a Plan amendment giving rise to the right of election required by Code section 411(a)(10)(B).

The provisions of Sections 17.2.1 and 17.2.3 shall not apply to any employee included in a unit of employees covered by a collective bargaining agreement if, within the meaning of section 416(i)(4) of the Code, retirement benefits were the subject of good faith bargaining.

IN WITNESS WHEREOF, ARROW ELECTRONICS, INC. has caused this instrument to be executed by its duly authorized officer, and its corporate seal to be hereunto affixed, this day of February, 2002 pursuant to authorization and direction of the Compensation Committee of its Board of Directors at a meeting on October 9, 2001.

ATTEST:                                                                                        ARROW ELECTRONICS, INC.

                                                                                                       By:

Secretary                                                                                          Executive Vice President

SUPPLEMENT NO. 1

In connection with the acquisition by the Company of the electronics distribution businesses of Ducommun Incorporated (the "Ducommun Acquisition"), the Plan is amended in the following respects:

S1.1 In the case of any individual who became an Employee on or about January 11, 1988 in connection with the Ducommun Acquisition, and who remained an Employee continuously from that time through December 31, 1989, the term "Year of Service" shall include, effective on and after January 1, 1990, any Year (i) during which such Employee was employed by Ducommun and (ii) which would have been a Year of Employment had such Employee been employed instead by an Employer.

SUPPLEMENT NO. 2

In connection with the acquisition by the Company of all of the issued and outstanding shares of common stock of Lex Electronics Inc. ("Lex"), the Plan is amended as follows, effective September 27, 1991:

S2.1 Solely for purposes of Section 2.1 of the Plan, an individual who became an employee of an Employer or Affiliate on or about September 27, 1991 in connection with the acquisition by the Company of all of the issued and outstanding shares of common stock of Lex shall be credited with Hours of Service for his service with Lex or its subsidiary Almac Electronics Corporation, such service to be converted to Hours of Service on the basis that one month equals 190 Hours of Service, one week equals 45 Hours of Service and one day equals 10 Hours of Service.

SUPPLEMENT NO. 3

In connection with the acquisition by the Company of certain assets of Zeus Components, Inc. (the "Zeus Acquisition"), the Plan is amended in the following respects:

S3.1 In the case of an individual who becomes employed by an Employer or Affiliate on or about May 19, 1993 in connection with the Zeus Acquisition (a "Zeus Transferee"), service with Zeus Components, Inc. shall be treated for purposes of Section 2.1 as though it were service with an Employer or Affiliate. For this purpose, any service measured in terms of elapsed time shall be converted to Hours of Service on the basis that one month equals 190 Hours, one week equals 45 Hours and one day equals 10 Hours.

S.3.2 In the case of a Zeus Transferee who continues to be employed by an Employer or Affiliate through December 31, 1994, service with Zeus Components, Inc. shall be treated, on and after January 1, 1995, as service with an Employer or Affiliate for purposes of determining such Zeus Transferee's Years of Service under the Plan. For this purpose, any service measured in terms of elapsed time shall be converted to Hours of Service on the basis that one month equals 190 Hours, one week equals 45 Hours and one day equals 10 Hours.

SUPPLEMENT NO. 4

In connection with the acquisition by Arrow Electronics, Inc. of all of the issued and outstanding shares of common stock of Gates/FA Distributing, Inc. (the "Gates Acquisition"), the Plan is amended as follows:

S4.1 In the case of an individual who becomes an employee of an Employer or Affiliate on or about September 23, 1994 in connection with the Gates Acquisition, service with Gates/FA Distributing, Inc. shall be treated, for purposes of Section 2.1 and for purposes of determining such individual's Years of Service under the Plan, as though it were service with an Employer or Affiliate. For this purpose, any service measured in terms of elapsed time shall be converted to Hours of Service on the basis that one month equals 190 Hours of Service, one week equals 45 Hours of Service and one day equals 10 hours of Service. An individual described in this Section S4.1 shall become a Member on the first Entry Date on or after January 1, 1995 on which he has satisfied the requirements of Section 2.1.

SUPPLEMENT NO. 5

In connection with the acquisition by Arrow Electronics, Inc. of all of the issued and outstanding shares of common stock of Anthem Electronics, Inc. (the "Anthem Acquisition"), the Plan is amended as follows:

S5.1 In the case of an individual who becomes an employee of an Employer or Affiliate on or about November 20, 1994 in connection with the Anthem Acquisition, service with Anthem Electronics, Inc. shall be treated, for purposes of Section 2.1 and for purposes of determining such individual's Years of Service under the Plan, as though it were service with an Employer or Affiliate. For this purpose, any service measured in terms of elapsed time shall be converted to Hours of Service on the basis that one month equals 190 Hours of Service, one week equals 45 Hours of Service and one day equals 10 hours of Service. An individual described in this Section S5.1 shall become a Member on the first Entry Date on or after January 1, 1995 on which he has satisfied the requirements of Section 2.1.

SUPPLEMENT NO. 6

TO THE

ARROW ELECTRONICS STOCK OWNERSHIP PLAN

Special Provisions Applicable

to Employees of Capstone Electronics Corp.

Effective as of January 1, 1997 Capstone Electronics Corp. adopted this Plan with the approval of the Company. This Supplement No. 6 provides for such adoption and sets forth special provisions of the Plan that apply to certain individuals who were employed by Capstone prior to January 1, 1997.

S6.1 Special Definitions. For purposes of this Supplement 6:

S6.1.1 "Capstone" means Capstone Electronics Corp., a Delaware corporation.

S6.1.2 "Capstone Account" means the account maintained under the Capstone Plan for each Capstone Member immediately prior to December 31, 1996.

S6.1.3 "Capstone Member" means a member of the Capstone Plan who had an undistributed Capstone Account immediately prior to December 31, 1996 or who was eligible under section 4.2 of the Capstone Plan to share in the Capstone Plan contribution (if any) made with respect to the 1996 Year.

S6.1.4 "Capstone Plan" means the Capstone Electronics Profit- Sharing Plan, as in effect prior to December 31, 1996.

S6.2 Membership in Plan Effective January 1, 1997. Capstone shall be an Employer under the Plan effective on and after January 1, 1997, which shall be the first Entry Date under the Plan applicable to Employees of Capstone. Employees then employed by Capstone shall become Members on such Entry Date if they were members of the Capstone Plan on December 31, 1996, or if they otherwise satisfy the requirements of Article II to become a Member of the Plan on January 1, 1997.

S6.3 Credit Under the Plan for Years of Service with Capstone. A Capstone Member's Years of Service under the Plan shall be the service credited to such Member for vesting purposes under the Capstone Plan as of December 31, 1996 plus any additional service credited under the rules of this Plan for periods before or after January 1, 1997 but without duplication.

SUPPLEMENT NO. 7

TO

ARROW ELECTRONICS STOCK OWNERSHIP PLAN

Special Provisions Applicable to

Former Employees of Farnell Electronic Services

In connection with the acquisition by the Company, effective January 31, 1997, of all the issued and outstanding shares of common stock of Farnell Holding, Inc., which wholly owns Farnell Electronics, Inc., of which Farnell Electronic Services ("Farnell") is a division, the Plan is amended in the following respects:

S7.1 Credit Under the Plan for Service with Farnell. In the case of a Farnell employee who transferred to the employ of the Company on or about January 31, 1997 in connection with the above-described acquisition of Farnell, eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account employment his most recent period of employment with Farnell immediately prior to January 31, 1997 as if Farnell had been an Affiliate for such period. The Administrator may use and rely upon records maintained by Farnell to compute Hours of Service in order to determine the Years of Service to be credited to such former employee and his eligibility to participate in accordance with Section 2.1 based on his employment with Farnell.

SUPPLEMENT NO. 8

TO

ARROW ELECTRONICS STOCK OWNERSHIP PLAN

Special Provisions Applicable

to Employees of Consan, Incorporated

Effective as of February 4, 1997 Consan, Incorporated ("Consan") adopted this Plan with the approval of the Company. This Supplement No. 8 provides for such adoption and sets forth special provisions of the Plan that apply to certain individuals who were employed by Consan prior to February 4, 1997.

S8.1 Membership in Plan Effective February 4, 1997. Consan shall be an Employer under the Plan effective on and after February 4, 1997. Employees then employed by Consan ("Consan Employees") shall become Members of the Plan in accordance with Section 2.1.

S8.2 Credit Under the Plan for Service with Consan. Eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account a Consan Employee's most recent period of employment with Consan immediately prior to February 4, 1997 as if Consan had been an Affiliate for such period. The Administrator may use and rely upon records maintained by Consan to compute Hours of Service in order to determine Years of Service to be credited to such employee and his eligibility to participate in accordance with Section 2.1 based on his employment with Consan.

SUPPLEMENT NO. 9

TO

ARROW ELECTRONICS STOCK OWNERSHIP PLAN

Special Provisions Applicable to

Former Employees of Richey Electronics, Inc

In connection with the acquisition by the Company of all the issued and outstanding shares of common stock of Richey Electronics, Inc. ("Richey"), effective January 8, 1999, the Plan is amended in the following respects:

S9.1 Credit Under the Plan for Service with Richey. In the case of a Richey employee who transferred to the employ of the Company on or about January 8, 1999 in connection with the above-described acquisition of Richey, eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account his most recent period of employment with Richey immediately prior to January 8, 1999 as if Richey had been an Affiliate for such period. The Administrator may use and rely upon records maintained by Richey to compute Hours of Service in order to determine the Years of Service to be credited to such former employee and his eligibility to participate in accordance with Section 2.1 based on his employment with Richey.

SUPPLEMENT NO. 10

TO

ARROW ELECTRONICS STOCK OWNERSHIP PLAN

Special Provisions Applicable

to Employees of Scientific & Business Minicomputers, Inc.

Effective as of May 1, 1998 Scientific & Business Minicomputers, Inc. ("SBM") adopted this Plan with the approval of the Company. This Supplement No. 10 provides for such adoption and sets forth special provisions of the Plan that apply to certain individuals who were employed by SBM prior to May 1, 1998.

S10.1 Membership in Plan Effective May 1, 1998. SBM shall be an Employer under the Plan effective on and after May 1, 1998. Employees then employed by SBM ("SBM Employees") shall become Members of the Plan in accordance with Section 2.1.

S.10.2 Credit Under the Plan for Service with SBM. Eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account an SBM Employee's most recent period of employment with SBM immediately prior to January 1, 1999 as if SBM had been an Affiliate for such period. The Administrator may use and rely upon records maintained by SBM to compute Hours of Service in order to determine Years of Service to be credited to such employee and his eligibility to participate in accordance with Section 2.1 based on his employment with SBM.

SUPPLEMENT NO. 11

TO

ARROW ELECTRONICS STOCK OWNERSHIP PLAN

Special Provisions Applicable

to Employees of Support Net, Inc.

Effective as of January 1, 1999 Support Net, Inc. ("Support Net") adopted this Plan with the approval of the Company. This Supplement No. 11 provides for such adoption and sets forth special provisions of the Plan that apply to certain individuals who were employed by Support Net prior to January 1, 1999.

S.11.1 Membership in Plan Effective January 1, 1999. Support Net shall be an Employer under the Plan effective on and after January 1, 1999, which shall be the first Entry Date under the Plan applicable to Employees of Support Net. Employees then employed by Support Net ("Support Net Employees") shall become Members of the Plan in accordance with Section 2.1.

S.11.2 Credit Under the Plan for Service with Support Net. Eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account a Support Net Employee's most recent period of employment with Support Net immediately prior to January 1, 1999 as if Support Net had been an Affiliate for such period. The Administrator may use and rely upon records maintained by Support Net to compute Hours of Service in order to determine Years of Service to be credited to such employee and his eligibility to participate in accordance with Section 2.1 based on his employment with Support Net.

SUPPLEMENT NO. 12

TO

ARROW ELECTRONICS STOCK OWNERSHIP PLAN

Special Provisions Applicable to

Former Employees of Wyle Electronics, Inc

In connection with the acquisition by the Company of all the issued and outstanding shares of common stock of Wyle Electronics, Inc. ("Wyle"), effective October 16, 2000, and the subsequent transfer of employees of Wyle to the employ of the Company effective January 1, 2001, the Plan is amended in the following respects:

S.12.1 Credit Under the Plan for Service with Wyle. In the case of a Wyle employee who became an employee of the Company in connection with the above-described acquisition of Wyle, eligibility to participate, Hours of Service and Years of Service under the Plan shall be determined by taking into account his most recent period of employment with Wyle immediately prior to his transfer to employment with the Company as if Wyle had been an Affiliate for such period. The Administrator may use and rely upon records maintained by Wyle to compute Hours of Service in order to determine the Years of Service to be credited to such former employee and his eligibility to participate in accordance with Section 2.1 based on his employment with Wyle.